                                                                    EXHIBIT 10.1

                     AMENDED AND RESTATED CREDIT AGREEMENT


                                 -------------


                            COSTILLA ENERGY, INC.,
                               AS THE BORROWER,


                            THE BANKS NAMED HEREIN,

                                      AND

                             BANKERS TRUST COMPANY,
                                    AS AGENT

                                      AND

                         UNION BANK OF CALIFORNIA, N.A.,

                                  AS CO-AGENT


                                 -------------


                           DATED AS OF AUGUST 28, 1997



                                                       REVOLVING FACILITY

                                TABLE OF CONTENTS


PRELIMINARY STATEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE I  DEFINITIONS, ETC. . . . . . . . . . . . . . . . . . . . . . . . . . 1
     Section 1.01.  Certain Defined Terms. . . . . . . . . . . . . . . . . . . 1
     Section 1.02.  Accounting Terms . . . . . . . . . . . . . . . . . . . . . 1
     Section 1.03.  Computation of Time Periods. . . . . . . . . . . . . . . . 2
     Section 1.04.  References, Etc. . . . . . . . . . . . . . . . . . . . . . 2

ARTICLE II  COMMITMENTS AND TERMS OF CREDIT. . . . . . . . . . . . . . . . . . 2
     Section 2.01.  Commitments. . . . . . . . . . . . . . . . . . . . . . . . 2
     Section 2.02.  Borrowing Procedures; Conversions. . . . . . . . . . . . . 3
     Section 2.03.  Extension of Initial Commitment Period . . . . . . . . . . 4
     Section 2.04.  Borrowing Base . . . . . . . . . . . . . . . . . . . . . . 4
     Section 2.05.  The Notes. . . . . . . . . . . . . . . . . . . . . . . . . 6
     Section 2.06.  Reduction of the Commitments . . . . . . . . . . . . . . . 6
     Section 2.07.  Mandatory Repayment of Loans . . . . . . . . . . . . . . . 6
     Section 2.08.  Interest Accrual, Payments . . . . . . . . . . . . . . . . 7
     Section 2.09.  Optional Prepayments . . . . . . . . . . . . . . . . . . . 9
     Section 2.10.  Payments, Notice of Certain Repayments and Computations. . 9
     Section 2.11.  Fees . . . . . . . . . . . . . . . . . . . . . . . . . . .10
     Section 2.12.  Setoff, Counterclaims and Taxes. . . . . . . . . . . . . .11
     Section 2.13.  Funding Losses . . . . . . . . . . . . . . . . . . . . . .13
     Section 2.14.  Change of Law. . . . . . . . . . . . . . . . . . . . . . .14
     Section 2.15.  Increased Costs. . . . . . . . . . . . . . . . . . . . . .14
     Section 2.16.  Original Credit Agreement. . . . . . . . . . . . . . . . .15

ARTICLE III CONDITIONS OF CREDIT . . . . . . . . . . . . . . . . . . . . . . .16
     Section 3.01.  Conditions Precedent to Effectiveness. . . . . . . . . . .16
     Section 3.02.  Conditions Precedent to all Loans. . . . . . . . . . . . .18

ARTICLE IV  REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . .19
     Section 4.01.  Corporate Existence. . . . . . . . . . . . . . . . . . . .19
     Section 4.02.  Corporate Authority; Binding Obligations . . . . . . . . .19
     Section 4.03.  No Conflict. . . . . . . . . . . . . . . . . . . . . . . .19
     Section 4.04.  No Consent . . . . . . . . . . . . . . . . . . . . . . . .20
     Section 4.05.  No Defaults or Violations of Law . . . . . . . . . . . . .20
     Section 4.06.  Financial Position . . . . . . . . . . . . . . . . . . . .20
     Section 4.07.  Litigation . . . . . . . . . . . . . . . . . . . . . . . .20
     Section 4.08.  Use of Proceeds. . . . . . . . . . . . . . . . . . . . . .20
     Section 4.09.  Governmental Regulation. . . . . . . . . . . . . . . . . .21


                                     -i-                     REVOLVING FACILITY

     Section 4.10.  Disclosure . . . . . . . . . . . . . . . . . . . . . . . .21
     Section 4.11.  ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . .21
     Section 4.12.  Payment of Taxes . . . . . . . . . . . . . . . . . . . . .22
     Section 4.13.  Title and Liens. . . . . . . . . . . . . . . . . . . . . .22
     Section 4.14.  Gas Imbalances . . . . . . . . . . . . . . . . . . . . . .23
     Section 4.15.  Environmental Matters. . . . . . . . . . . . . . . . . . .23
     Section 4.16.  Consummation of Acquisition. . . . . . . . . . . . . . . .24

ARTICLE V  AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . .24
     Section 5.01.  Reporting Requirements . . . . . . . . . . . . . . . . . .24
     Section 5.02.  Taxes; Claims. . . . . . . . . . . . . . . . . . . . . . .26
     Section 5.03.  Compliance with Laws . . . . . . . . . . . . . . . . . . .27
     Section 5.04.  Insurance. . . . . . . . . . . . . . . . . . . . . . . . .27
     Section 5.05.  Corporate Existence. . . . . . . . . . . . . . . . . . . .27
     Section 5.06.  Inspections. . . . . . . . . . . . . . . . . . . . . . . .28
     Section 5.07.  Maintenance of Properties. . . . . . . . . . . . . . . . .28
     Section 5.08.  Accounting Systems . . . . . . . . . . . . . . . . . . . .28
     Section 5.09.  Use of Loans . . . . . . . . . . . . . . . . . . . . . . .28
     Section 5.10.  Reserve Reports. . . . . . . . . . . . . . . . . . . . . .28
     Section 5.11.  Title. . . . . . . . . . . . . . . . . . . . . . . . . . .30
     Section 5.12.  Additional Collateral. . . . . . . . . . . . . . . . . . .30
     Section 5.13.  Further Assurances in General. . . . . . . . . . . . . . .30
     Section 5.14.  Enforcement of Acquisition Documents . . . . . . . . . . .30
     Section 5.15.  Costilla Redeco Pledge . . . . . . . . . . . . . . . . . .30

ARTICLE VI  NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . .31
     Section 6.01.  Indebtedness Restriction . . . . . . . . . . . . . . . . .31
     Section 6.02.  Lien Restriction . . . . . . . . . . . . . . . . . . . . .31
     Section 6.03.  Derivatives. . . . . . . . . . . . . . . . . . . . . . . .33
     Section 6.04.  Interest Coverage Ratio. . . . . . . . . . . . . . . . . .33
     Section 6.05.  Current Ratio. . . . . . . . . . . . . . . . . . . . . . .33
     Section 6.06.  Tangible Net Worth . . . . . . . . . . . . . . . . . . . .33
     Section 6.07.  Sales of Properties. . . . . . . . . . . . . . . . . . . .34
     Section 6.08.  Consolidation and Mergers. . . . . . . . . . . . . . . . .34
     Section 6.09.  Restricted Disbursements . . . . . . . . . . . . . . . . .34
     Section 6.10.  Lines of Business. . . . . . . . . . . . . . . . . . . . .35
     Section 6.11.  Transactions with Affiliates . . . . . . . . . . . . . . .35


                                    -ii-                     REVOLVING FACILITY

ARTICLE VII  DEFAULT AND REMEDIES. . . . . . . . . . . . . . . . . . . . . . .35
     Section 7.01.  Events of Default. . . . . . . . . . . . . . . . . . . . .35
     Section 7.02.  Setoff in Event of Default . . . . . . . . . . . . . . . .38
     Section 7.03.  No Waiver; Remedies. . . . . . . . . . . . . . . . . . . .38
     Section 7.04.  Hydrocarbon Proceeds . . . . . . . . . . . . . . . . . . .38
     Section 7.05.  Application of Proceeds After Acceleration . . . . . . . .39

ARTICLE VIII  THE AGENT AND THE CO-AGENT . . . . . . . . . . . . . . . . . . .40
     Section 8.01.  Authorization and Action . . . . . . . . . . . . . . . . .40
     Section 8.02.  Reliance, Etc. . . . . . . . . . . . . . . . . . . . . . .40
     Section 8.03.  BTCo and Affiliates. . . . . . . . . . . . . . . . . . . .41
     Section 8.04.  Bank Credit Decision . . . . . . . . . . . . . . . . . . .42
     Section 8.05.  Indemnification. . . . . . . . . . . . . . . . . . . . . .42
     Section 8.06.  Employees of the Agent . . . . . . . . . . . . . . . . . .42
     Section 8.07.  Successor Agent. . . . . . . . . . . . . . . . . . . . . .43
     Section 8.08.  Successor Co-Agent . . . . . . . . . . . . . . . . . . . .43
     Section 8.09.  Notice of Default. . . . . . . . . . . . . . . . . . . . .44
     Section 8.10.  Execution of Loan Documents. . . . . . . . . . . . . . . .44

ARTICLE IX  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . .44
     Section 9.01.  Amendments, Etc. . . . . . . . . . . . . . . . . . . . . .44
     Section 9.02.  Participation Agreements and Assignments . . . . . . . . .45
     Section 9.03.  Notices. . . . . . . . . . . . . . . . . . . . . . . . . .47
     Section 9.04.  Costs and Expenses . . . . . . . . . . . . . . . . . . . .48
     Section 9.05.  Successors and Assigns . . . . . . . . . . . . . . . . . .49
     Section 9.06.  Independence of Covenants. . . . . . . . . . . . . . . . .49
     Section 9.07.  Survival of Representations and Warranties . . . . . . . .49
     Section 9.08.  Separability . . . . . . . . . . . . . . . . . . . . . . .49
     Section 9.09.  Captions . . . . . . . . . . . . . . . . . . . . . . . . .50
     Section 9.10.  Counterparts . . . . . . . . . . . . . . . . . . . . . . .50
     Section 9.11.  Governing Law. . . . . . . . . . . . . . . . . . . . . . .50
     Section 9.12.  Submission to Jurisdiction . . . . . . . . . . . . . . . .50
     Section 9.13.  Limitation on Interest . . . . . . . . . . . . . . . . . .51
     Section 9.14.  Indemnification. . . . . . . . . . . . . . . . . . . . . .51
     Section 9.15.  Confidentiality. . . . . . . . . . . . . . . . . . . . . .52
     Section 9.16.  Final Agreement of the Parties . . . . . . . . . . . . . .53


                                   -iii-                     REVOLVING FACILITY

EXHIBITS AND SCHEDULES

     Exhibit 2.02(a)     Form of Borrowing Request
     Exhibit 2.02(c)     Form of Conversion Notice
     Exhibit 2.03        Form of Extension Request
     Exhibit 2.05        Form of Revolving Note
     Exhibit 9.02        Form of Assignment and Acceptance Agreement
     Schedule 4.01       List of Borrower's Subsidiaries
     Schedule 4.04       Consents
     Schedule 4.07       Litigation
     Schedule 4.13       Titles and Liens
     Schedule 4.14       Gas Imbalances
     Schedule 6.01       Indebtedness
     Schedule 6.09       Restricted Disbursements
     Schedule 6.11       Affiliate Transactions


















                                     -iv-                    REVOLVING FACILITY

                     AMENDED AND RESTATED CREDIT AGREEMENT


          THIS AMENDED AND RESTATED CREDIT AGREEMENT dated as of August 28, 1997 is among COSTILLA ENERGY, INC., a Delaware corporation (the "BORROWER"), the banks named on the signature pages hereto (together with their respective successors and assigns in such capacity, the "BANKS"), and BANKERS TRUST COMPANY, as agent for the Banks (together with its successors and assigns in such capacity, the "AGENT"), and UNION BANK OF CALIFORNIA, N.A., as co-agent for the Banks (together with its successors and assigns in such capacity, the "CO-AGENT"). Unless otherwise defined herein, all capitalized terms used herein and defined in ARTICLE I are used herein as so defined.

                             PRELIMINARY STATEMENT

          A. The Borrower, NationsBank of Texas, N.A., as agent, and certain financial institutions (the "ORIGINAL BANKS") entered into that certain Credit Agreement dated as of October 10, 1996 (the "ORIGINAL CREDIT AGREEMENT") whereby the Original Banks agreed to make certain loans to the Borrower.

          B. The Original Banks have assigned all of their rights and obligations under the Original Credit Agreement and the Security Documents (as defined in the Original Credit Agreement) to the Banks, pursuant to that certain Assignment of Notes and Loan Documents and that certain Assignment of Liens and Security Interests both dated as of even date herewith.

          C. The Borrower, the Agent and the Banks desire to amend and restate the Original Credit Agreement in its entirety, to provide for among other things, the modification, extension and renewal of the commitments to make Advances (as defined in the Original Credit Agreement) under the Original Credit Agreement, which are the Commitments referred to herein.

          Accordingly, in consideration of the foregoing and the mutual covenants set forth herein, the parties agree that the Original Credit Agreement is hereby amended and restated in its entirety to read as follows:

                                    ARTICLE I
                                DEFINITIONS, ETC.

          Section 1.01. CERTAIN DEFINED TERMS. Capitalized terms used in this Agreement and not otherwise defined herein, shall have the respective meanings set forth in ANNEX A hereto (such meanings to be equally applicable to both singular and plural forms of the terms defined).

                                                             REVOLVING FACILITY

          Section 1.02. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the consolidated financial statements referred to in SECTION 4.06.

          Section 1.03. COMPUTATION OF TIME PERIODS. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

          Section 1.04. REFERENCES, ETC. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references herein to Sections, Annexes, Exhibits and Schedules shall, unless the context requires a different construction, be deemed to be references to the Sections of this Agreement and the Annexes, Exhibits and Schedules attached hereto and made a part hereof. In this Agreement, unless a clear contrary intention appears the word "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term. No provision of this Agreement shall be interpreted or construed against any Person solely because that Person or its legal representative drafted such provision.

                                   ARTICLE II
                         COMMITMENTS AND TERMS OF CREDIT

          Section 2.01. COMMITMENTS. (a)(i) Each Bank severally agrees, on the terms and conditions hereinafter set forth, to make one or more loans (the "LOANS") to the Borrower from time to time on any Business Day during the period from the Effective Date up to, but excluding, the Maturity Date in an aggregate amount outstanding for such Bank not to exceed at any time an amount equal to such Bank's Commitment. Each Loan shall be made as either a Base Rate Loan or a Eurodollar Rate Loan and as part of a single Borrowing made on the same day by the Banks ratably according to their respective Commitment Percentages. Each Base Rate Borrowing shall be in an aggregate amount not less than $1,000,000, or, if less, the entire unfunded portion of the Total Commitment. Each Eurodollar Rate Borrowing shall be in an aggregate amount not less than $1,000,000 or an integral multiple of $500,000 in excess thereof. Within the limits set forth above and subject to the terms and conditions of this Agreement, the Borrower may borrow, repay pursuant to SECTION 2.07 or prepay pursuant to SECTION 2.09 and reborrow under this SECTION 2.01(a).

          (ii) Notwithstanding any other term or provision hereof no Loan shall be made if after giving effect to the making of such Loan the aggregate amount of Credit Outstanding would exceed the Total Commitment.

          (b) Loans of more than one Type may be outstanding at the same time, but the Borrower shall not be entitled to request any Borrowing or to Convert Loans comprising any Borrowing into Loans of another Type, if after giving effect to such Borrowing or Conversion, as

                                     -2-                     REVOLVING FACILITY
the case may be, any Bank would have outstanding (i) at any one time more than four (4) different Types of Loans. Loans having different Interest Periods, regardless of whether they commence on the same date or have the same type of interest rate, shall be considered different Types of Loans; provided, however, that all Base Rate Loans are the same type of Loan so long as they remain Base Rate Loans.

          Section 2.02. BORROWING PROCEDURES; CONVERSIONS. (a)(i) Each Borrowing shall be made upon the written, telecopied or facsimile transmitted request of the Borrower, given to the Agent not later than 11:00 a.m. (New York time) on (A) the third Business Day prior to the proposed Borrowing Date in the case of a Eurodollar Rate Borrowing, or (B) the Business Day immediately preceding the proposed Borrowing Date in the case of a Base Rate Borrowing, and the Agent shall give each other member of the Bank Group prompt notice of such request by telecopier, telex or cable.

          (ii) Each request for a Borrowing (a "BORROWING REQUEST") made by the Borrower shall be in substantially the form of EXHIBIT 2.02(a), specifying therein (A) the Borrowing Date for such Borrowing, (B) the Type of Loans comprising such Borrowing, (C) the aggregate amount of such Borrowing and
     (D) in the case of a Eurodollar Rate Borrowing, the Interest Period for the Loans comprising such Borrowing. Each Bank shall, before 12:00 Noon (New York time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Agent at its address referred to in
     SECTION 9.03, in same day funds, such Bank's ratable portion of such Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in ARTICLE III, the Agent will make such funds available to the Borrower at the Agent's aforesaid address.
     Each Borrowing Request shall be irrevocable and binding on the Borrower.

          (b) Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank's ratable portion of such Borrowing, the Agent may assume that such Bank has made such portion available to the Agent on the date of such Borrowing in accordance with subsection (a) of this SECTION 2.02 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such ratable portion available to the Agent, such Bank and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount, together with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan as part of such Borrowing for purposes of this Agreement, and Borrower shall be relieved of Borrower's obligation to repay such amount under this SECTION 2.02(b). The failure of any Bank to make the Loan to be made by it as part of any Borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make its Loan on the date of such Borrowing or any subsequent Borrowing Date, but

                                     -3-                     REVOLVING FACILITY
no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on the date of any Borrowing.

          (c) The Borrower may, subject to the terms of this Agreement, on any Business Day, upon written, telecopied or facsimile transmitted notice to the Agent, given not later than 11:00 a.m. (New York time) on (i) the third Business Day prior to the proposed Conversion Date in the case of a Conversion of Loans into Eurodollar Rate Loans, or (ii) the Business Day immediately preceding the proposed Conversion Date in the case of a Conversion of Loans into Base Rate Loans, Convert Loans into Borrowings comprised of Loans of another Type, and the Agent shall promptly transmit the contents of such notice to each other member of the Bank Group by telecopier, telex or cable. Notwithstanding any other term or provision hereof, after giving effect to any such Conversion, the size of all Borrowings outstanding hereunder, and the number of different Types of Loans outstanding hereunder, shall conform to the requirements of SECTION 2.01. In the event of any Conversion of Eurodollar Rate Loans on any day other than the last day of the Interest Period applicable thereto, the Borrower shall be obligated to reimburse the Banks in respect thereof pursuant to SECTION 2.13. Each notice of a Conversion (a "CONVERSION NOTICE") given by the Borrower shall be in substantially the form of EXHIBIT 2.02(c) hereto, specifying therein (A) the Conversion Date for such Conversion, (B) the Type of Loans to which such Loans are to be Converted and (C) in the case of a Conversion into Eurodollar Rate Loans, the Interest Period for such Converted Loans. If the Borrower shall fail to give a timely Conversion Notice conforming to the requirements of this Agreement with respect to any Eurodollar Rate Loans prior to the expiration of the Interest Period applicable thereto, such Eurodollar Rate Loans shall, automatically on the last day of such Interest Period, be Converted into Base Rate Loans.

          Section 2.03.  EXTENSION OF INITIAL COMMITMENT PERIOD. (a)
Provided no Default or Event of Default shall have occurred and be continuing, the Borrower may request an extension of the Initial Commitment Period and the then current Maturity Date for an additional one-year period by giving notice to the Agent (an "EXTENSION REQUEST"), substantially in the form of EXHIBIT 2.03(a) hereto, on or before forty-five (45) days but not more than ninety (90) days prior to the last day of the Initial Commitment Period. The Agent shall promptly transmit the contents of each such Extension Request to each other member of the Bank Group by telecopier, telex or cable. Each Bank may, in its sole and absolute discretion, indicate its consent to such requested extension by acknowledging such Extension Request and returning it to the Agent within five (5) Business Days after receipt. Notwithstanding any other term or provision hereof, no Bank shall have any obligation to consent to any extension of the Initial Commitment Period and no extension shall be effective unless the Agent shall have received acknowledged consents from 100% of the members of the Bank Group.

          (b)  Provided the Agent shall have received on or before thirty
(30) days prior to the expiration of the Initial Commitment Period, consents acknowledged by 100% of the members of the Bank Group, the Initial Commitment Period and the then current Maturity Date shall be extended for an additional one-year period, subject to the other terms and conditions of this Agreement, and any other modification agreed to by the parties in connection with said extension.

                                     -4-                     REVOLVING FACILITY

          Section 2.04. BORROWING BASE. (a) The Borrowing Base in effect from time to time shall represent the maximum amount (subject to the Total Commitment) of Loans that the Banks will make to the Borrower. During the period from and after the Effective Date until the Borrowing Base is redetermined in accordance with this Section, the amount of the Borrowing Base shall be $50,000,000. The Borrowing Base shall be determined in accordance with SECTION 2.04(b) by the Agent and approved by all of the Banks or the Majority Banks, as applicable. The Borrowing Base is subject to redetermination in accordance with SECTION 2.04(d). Upon any redetermination of the Borrowing Base, such redetermination shall remain in effect until the next successive date that the redetermined Borrowing Base becomes effective subject to the notice requirements specified in SECTION 2.04(e) for both the scheduled redetermination and unscheduled redeterminations. So long as any part of the Commitments are in effect and until all of the Loans outstanding hereunder are paid in full, this Agreement shall be governed by the then effective Borrowing Base.

          (b) The Agent will within thirty (30) days after receipt of the most recent Reserve Report delivered to the Banks under SECTION 5.10, and such other data and supplemental information as may from time to time be reasonably requested by the Agent, but in no event later than March 15 and September 15 of each year commencing March 15, 1998, redetermine the Borrowing Base based on such Reserve Report. The Agent will redetermine the Borrowing Base in accordance with its normal and customary oil and gas lending criteria as such exist at that particular time taking into account all of the assets and liabilities of the Borrower and its Subsidiaries including, without limitation, liabilities arising under the Acquisition Credit Agreement. The Agent and each Bank, in their sole discretion, may make adjustments to the rates, volumes and prices and other assumptions set forth in the Reserve Reports and such other data and supplemental information. Each redetermination of the Borrowing Base which would increase the Borrowing Base must satisfy all of the conditions set forth in SECTION 2.04(f) and must be approved by all of the Banks, and each other redetermination of the Borrowing Base must be approved by the Majority Banks. Failure of a Bank to object to a redetermination within 14 days after notice of such redetermination is given to such Bank by the Agent shall be deemed an approval of such redetermination by such Bank.

          (c) The Agent may exclude any Oil and Gas Property or a portion of production therefrom from the Borrowing Base, at any time, because the status of title to such Oil or Gas Property is not reasonably satisfactory to Agent or because such Oil and Gas Property is not subject to a first priority lien in favor of the Agent as security for the Obligations.

          (d) So long as any of the Commitments are in effect and until payment in full of all Loans hereunder, effective on or about March 15 and September 15 of each year commencing March 15, 1998 (each being a "SCHEDULED REDETERMINATION DATE"), the Agent with the approval of all of the Banks or the Majority Banks, as applicable, shall redetermine the amount of the Borrowing Base in accordance with SECTION 2.04(b). In addition, at any time after the first scheduled Redetermination Date, (i) the Borrower may request a redetermination of the Borrowing Base on its own initiation at any time in connection with a proposed acquisition of Oil and Gas Properties with a fair market value in excess of $10,000,000 and at one additional time during any consecutive

                                     -5-                     REVOLVING FACILITY
twelve (12) month period (an "UNSCHEDULED REDETERMINATION"), and (ii) the Agent may initiate a redetermination of the Borrowing Base at any time as the Agent may so elect; provided, however, that the Agent may initiate only one such Unscheduled Redetermination during any consecutive twelve (12) month period (each being an "UNSCHEDULED REDETERMINATION DATE"). Any redetermination of the Borrowing Base on an Unscheduled Redetermination Date shall be in accordance with SECTION 2.04(b).

          (e) The Agent shall promptly notify in writing the Borrower and the Banks of the new Borrowing Base. Such redetermination of the Borrowing Base shall not be in effect until notice is sent to the Borrower.

          (f) Notwithstanding any other provision of this SECTION 2.04, no redetermination of the Borrowing Base which would increase the Borrowing Base shall be effective unless: (i) such increase in the Borrowing Base does not
(A) constitute a breach of any provision contained in the Indenture, including, without limitation, as a result of increasing the Obligations or the Total Commitment, or (B) require that the Senior Unsecured Notes be secured pursuant to the terms of the Indenture and (ii) the provisions of the Indenture do not prohibit any increase in the Obligations resulting from such increase in the Borrowing Base from being secured by the Liens created under the Security Documents.

          Section 2.05. THE NOTES. The Loans made by each Bank shall be evidenced by a single Note issued to such Bank by the Borrower, (i) dated the date of this Agreement (or such other date as may be specified in SECTION 9.02), (ii) payable to the order of such Bank in a principal amount equal to such Bank's Commitment Percentage of the Aggregate Maximum Commitment and
(iii) otherwise duly completed. Each Loan made by a Bank to the Borrower and all payments made on account of the principal amount thereof shall be entered by such Bank in its records or on the schedule (or a continuation thereof) attached to the Note of such Bank, PROVIDED, that prior to any transfer of any such Note, such Bank shall endorse the amount and maturity of any outstanding Loans on the schedule (or a continuation thereof) attached to such Note.

          Section 2.06. REDUCTION OF THE COMMITMENTS. (a) The Borrower shall have the right, upon at least three Business Days' notice to the Agent to terminate in whole or reduce ratably in part the unused portions of the Aggregate Maximum Commitment; PROVIDED, that each partial reduction in the Aggregate Maximum Commitment shall be in the aggregate amount of $1,000,000 or an integral multiple of $1,000,000 in excess thereof. Any such reduction or termination shall be irrevocable by the Borrower.

          (b) On each Commitment Reduction Date, the Reducing Commitment Amount shall automatically be reduced by an amount equal to 5% of the Reducing Commitment Amount as of the day immediately prior to the first Commitment Reduction Date. On the Maturity Date the Commitment of each Bank shall automatically be reduced to zero.

                                     -6-                     REVOLVING FACILITY

          Section 2.07. MANDATORY REPAYMENT OF LOANS. (a) The Borrower shall from time to time repay the Loans comprising part of the same Borrowing in such amounts as shall be necessary so that at all times the Credit Outstanding shall not be in excess of the Total Commitment. Except to the extent that repayment is required solely as a result of a Borrowing Base Deficiency under SECTION 2.07(b), any repayment required by this SECTION 2.07(a) shall be due and payable on the date such repayment obligation accrues pursuant to the preceding sentence.

          (b) In addition to any other repayments required under SECTION 2.07(a), if a Borrowing Base Deficiency exists, the Borrower shall from time to time either (i) repay the Loans comprising part of the same Borrowing in whole or ratably in part in an amount equal to the Borrowing Base Deficiency, or (ii) provide to the Agent within thirty (30) days after receipt of notice of the existence of a Borrowing Base Deficiency from the Agent, Security Documents in form and substance satisfactory to the Agent, granting, confirming, and perfecting first and prior Liens in favor of the Agent for the benefit of the Bank Group covering additional Oil and Gas Properties of the Borrower not evaluated in the most recent Reserve Report delivered to the Bank Group and acceptable to the Majority Banks, having a Borrowing Base value at least equal to such Borrowing Base Deficiency (as determined by the Majority Banks in the same manner as the Borrowing Base is determined under
SECTION 2.04) or other collateral acceptable to the Majority Banks. Any repayment required by this SECTION 2.07(b) shall be due and payable in six
(6) equal monthly installments, each in an amount equal to one-sixth (1/6th) of the original amount of such Borrowing Base Deficiency, commencing on the last day of the calendar month immediately following such redetermination of the Borrowing Base and continuing on the same day of each subsequent calendar month.

          (c) All outstanding Loans shall be fully due and payable on the Maturity Date, together with any unpaid interest and fees accrued thereon.

          (d) Each repayment of Loans required by this SECTION 2.07 shall be accompanied by payment of accrued interest to the date of such payment on the principal amount paid. In the event of any payment of a Eurodollar Rate Loan, the Borrower shall be obligated to reimburse the Banks in respect thereof pursuant to SECTION 2.13. All principal payments required by this
SECTION 2.07 shall first be applied to Base Rate Borrowings, and second to Eurodollar Rate Borrowings.

          Section 2.08. INTEREST ACCRUAL, PAYMENTS. (a) ACCRUAL AND PAYMENT. Subject to the provisions of SECTION 9.13, the Borrower shall pay interest on the unpaid principal amount of each Loan made by each Bank from the date of such Loan until such principal amount shall be paid in full, on the dates and at the rates per annum specified as follows:

          (i) BASE RATE LOANS. If such Loan is a Base Rate Loan, a rate per annum equal at all times to the lesser of (A) the Highest Lawful Rate and
     (B) the Base Rate in effect from time to time PLUS the Applicable Margin in effect from time to time, and unpaid accrued

                                     -7-                     REVOLVING FACILITY
     interest on such Loans shall be due and payable on each Quarterly Payment Date and on the date such Base Rate Loan shall be paid in full.

          (ii) EURODOLLAR RATE LOANS. If such Loan is a Eurodollar Rate Loan, a rate per annum equal at all times during the Interest Period for such Loan to the lesser of (A) the Highest Lawful Rate and (B) the sum of the Eurodollar Rate for such Interest Period PLUS the Applicable Margin in effect as of the first day of such Interest Period, and unpaid accrued interest on such Loans shall be due and payable on the last day of such Interest Period and, in the case of any Interest Period in excess of three months, on the date three (3) months after the date on which such Interest Period began.

Any amount of principal or, to the extent permitted by applicable law, interest which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest from the date on which such amount is due until such amount is paid in full, at a rate per annum equal at all times to the lesser of (A) the Highest Lawful Rate and (B) the Base Rate in effect from time to time during the applicable period PLUS the Applicable Margin in effect from time to time during such period PLUS two percent (2%) (the "DEFAULT RATE"), payable on demand.

          (b)  DETERMINATION OF INTEREST RATES.   (i) The Agent shall give
prompt notice to the Borrower and each other member of the Bank Group of the applicable interest rate determined by the Agent hereunder for each Borrowing. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

          (ii) If the Majority Banks shall, at least one Business Day before the date of any requested Eurodollar Rate Borrowing, notify the Agent that the Eurodollar Rate applicable to such Borrowing will not adequately reflect the cost to such Banks of making, funding or maintaining their respective Eurodollar Rate Loans for such Borrowing, the right of the Borrower to select Eurodollar Rate Loans for such Borrowing or any subsequent Borrowing shall be suspended until the Agent shall notify the Borrower and each other member of the Bank Group that the circumstances causing such suspension no longer exist, and each Loan comprising such Borrowing shall be made as, or Converted into, as applicable, a Base Rate Loan.

          (c) APPLICABLE MARGIN. As used in this Agreement and the other Loan Documents, "APPLICABLE MARGIN" means, as to Loans consisting of a single Borrowing, a rate per annum determined by reference to the Type of Loans comprising such Borrowing as follows:

          (i) if the aggregate amount of Loans outstanding as of the date of determination is equal to or greater than 75% of the Total Commitment as of such date, then such rate per annum shall be one-half of one percent
     (1/2%) for Base Rate Loans, and one and three-quarters percent (1 3/4%) for Eurodollar Rate Loans;

          (ii) if the aggregate amount of Loans outstanding as of the date of determination is equal to or greater than 50% but less than 75% of the Total Commitment as of such date,

                                     -8-                     REVOLVING FACILITY
     such rate per annum shall be zero percent (0%) for Base Rate Loans and one and three-eighths percent (1 3/8%) for Eurodollar Rate Loans; and

          (iii) if the aggregate amount of Loans outstanding as of the date of determination is less than 50% of the Total Commitment of such date, such rate per annum shall be zero percent (0%) for Base Rate Loans, and one percent (1%) for Eurodollar Rate Loans.

          Section 2.09. OPTIONAL PREPAYMENTS. (a) The Borrower may, from time to time on any Business Day, upon notice to the Agent stating the proposed date and aggregate principal amount thereof, and if such notice is given the Borrower shall, prepay the outstanding principal amount of the Base Rate Loans (without premium or penalty) comprising part of the same Borrowing in whole or ratably in part; PROVIDED, that any partial prepayment of such Base Rate Loans shall be in an aggregate principal amount of not less than $1,000,000. The Borrower may from time to time upon at least three Business Days' notice to the Agent stating the proposed date and the aggregate principal amount thereof, and if such notice is given the Borrower shall, prepay the outstanding principal amount of the Eurodollar Rate Loans comprising part of the same Borrowing in whole or ratably in part; PROVIDED, that any partial prepayment of such Eurodollar Rate Loans shall be in an aggregate principal amount of not less than $1,000,000 or an integral multiple of $500,000 in excess thereof.

          (b) Each prepayment of Loans made pursuant to this SECTION 2.09 shall be accompanied by a payment of accrued interest to the date of such prepayment on the principal amount prepaid. In the event of any prepayment of a Eurodollar Rate Loan, the Borrower shall be obligated to reimburse the Banks in respect thereof pursuant to SECTION 2.13.

          Section 2.10. PAYMENTS, NOTICE OF CERTAIN REPAYMENTS AND COMPUTATIONS. (a) All payments of principal, interest, commitment fees and other amounts hereunder, under the Notes and the other Loan Documents (other than Bank Group Derivatives) shall be made in Dollars to the Agent at its address specified in SECTION 9.03 for the account of each of the Banks, in immediately available funds not later than 10:00 a.m. (New York time) on the date when due. Upon receipt of such payments, the Agent will promptly cause to be distributed like funds relating to the payment of principal or interest or commitment fees ratably (other than amounts payable pursuant to SECTION 2.12, SECTION 2.13, SECTION 2.14 or SECTION 2.15) to the Banks, for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Bank, to such Bank for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement.

          (b) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks under the Loan Documents that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Borrower shall not have made such payment in full to the Agent each Bank

                                     -9-                     REVOLVING FACILITY
shall repay to the Agent forthwith on demand such amount distributed to such Bank, together with interest thereon for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent at the Federal Funds Rate.

          (c) All payments by the Borrower of the fees payable to the Agent shall be made in Dollars directly to such Person at its address specified in
SECTION 9.03 in immediately available funds not later than 10:00 a.m. (New York time) on the date when due.

          (d) All computations of interest based on the Base Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds Rate, as well as commitment fees, shall be made on the basis of a year of 360 days (unless use of a 360 day year would cause the interest contracted for, charged or received hereunder to exceed the Highest Lawful Rate, in which case such computations shall be made on the basis of a year of 365 or 366 days, as the case may be), in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or commitment fees are payable.

          (e) Whenever any payment under the Loan Documents shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; PROVIDED, if such extension would cause payment of interest on or principal of Eurodollar Rate Loans to be made in the next following calendar month, such payment shall be made on the immediately preceding Business Day.

          (f) If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of the Loans made by it (other than pursuant to SECTION 2.12, SECTION 2.13, SECTION 2.14 or SECTION 2.15), in excess of its ratable share of payments on account of the Loans obtained by all the Banks, such Bank shall forthwith purchase from the other Banks such participations in the Loans made by such other Banks, as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them. The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this
SECTION 2.10(f) may, to the fullest extent permitted by law and this Agreement, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation.

          Section 2.11. FEES. (a) Subject to the provisions of SECTION 9.13, the Borrower agrees to pay to each Bank a commitment fee as follows:

          (i) if the aggregate amount of Loans outstanding as of the date of determination is equal to or greater than 50% of the Total Commitment as of such date, such fee per annum shall equal three-eighths of one percent (3/8%) of the average unused portion of the Commitment of such Bank in effect from time to time for the period from the Execution Date to, but excluding, the Maturity Date (or if earlier, the termination in full of the Total Commitment); and

                                    -10-                     REVOLVING FACILITY

          (ii) if the aggregate amount of Loans outstanding as of the date of determination is less than 50% of the Total Commitment as of such date, such fee per annum shall equal one-quarter of one percent (1/4%) of the average unused portion of the Commitment of such Bank in effect from time to time for the period from the Execution Date to, but excluding, the Maturity Date (or if earlier, the termination in full of the Total Commitment).

Accrued commitment fees shall be due and payable in arrears on each Quarterly Payment Date in each year, on the date of any reduction or termination of the Commitment of such Bank and on the Maturity Date (or if earlier, the termination in full of the Total Commitment), and shall be computed for the period commencing with the day to which such fee was last paid (or, in the case of the first commitment fee payment date, for the period commencing with and including the Execution Date) to the date such fee is due and payable.

          (b) Subject to the provisions of SECTION 9.13, so long as any Obligation shall remain outstanding or any Bank shall a have Commitment hereunder, the Borrower shall pay the Agent an annual agency fee of $25,000 on each anniversary date of this Agreement commencing August 28, 1998.

          Section 2.12. SETOFF, COUNTERCLAIMS AND TAXES. (a) All payments of principal, interest, expenses, reimbursements, compensation, commitment fees, arrangement fees or administration fees and any other amount from time to time due under the Notes, this Agreement or any other Loan Document shall be made by the Borrower without setoff or counterclaim and shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each member of the Bank Group, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such member of the Bank Group is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Bank's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Loan Document to any member of the Bank Group, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 2.12) such member of the Bank Group receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Notes or the other Loan Documents or from the execution,

                                    -11-                     REVOLVING FACILITY
delivery or registration of, or otherwise with respect to, this Agreement, the Notes or the other Loan Documents (hereinafter referred to as "OTHER TAXES").

          (c) The Borrower will indemnify each member of the Bank Group for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this SECTION 2.12) paid, by such member of the Bank Group (whether paid on its own behalf or on behalf of any other member of the Bank Group) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 10 days from the date such member of the Bank Group makes written demand therefor.

          (d) Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Agent, at its address referred to in SECTION 9.03, the original or a certified copy of a receipt evidencing payment thereof. If no Taxes are payable in respect of any payment hereunder or under the Notes or the other Loan Documents, upon the reasonable request of the Agent, the Borrower will furnish to the Agent at its address referred to in SECTION 9.03, a certificate from each appropriate taxing authority, or an opinion of counsel acceptable to the Agent stating that such payment is exempt from or not subject to Taxes.

          (e) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this SECTION 2.12 shall survive the payment in full of the Credit Outstanding and all other amounts owing under the other Loan Documents. The provisions of this SECTION 2.12 are in all respects subject to SECTION 9.13 hereof.

          (f) Each Bank represents and warrants to the Agent and the Borrower that such Bank is either (i) a corporation organized under the laws of the United States or a state thereof or (ii) entitled to complete exemption from United States withholding tax imposed on or with respect to any payments, including fees, to be made to it pursuant to this Agreement and the other Loan Documents (x) under an applicable provision of a tax convention to which the United States is a party or (y) because it is acting through a branch, agency or office in the United States and any payment to be received by it hereunder is effectively connected with a trade or business in the United States. Upon becoming a party to this Agreement (whether by assignment or as an original signatory hereto), and in any event, from time to time upon the request of the Agent or the Borrower, each Bank which is not a corporation organized under the laws of the United States or any state thereof shall deliver to the Agent and the Borrower such forms, certificates or other instruments as may be required by the Agent in order to establish that such Bank is entitled to complete exemption from United States withholding taxes imposed on or with respect to any payments, including fees, to be made to such Bank under this Agreement and the other Loan Documents. Each Bank also agrees to deliver to the Borrower and the Agent and such other supplemental forms as may at any time be required as a result of the passage of time or changes in applicable law or regulation in order to confirm or maintain in effect its entitlement to exemption from U.S. withholding tax on any

                                    -12-                     REVOLVING FACILITY
payments hereunder; PROVIDED, that the circumstances of the Bank at the relevant time and applicable laws permit it to do so. If a Bank determines, as a result of any change in either (1) applicable law, regulation or treaty, or in any official application thereof or (2) its circumstances, that it is unable to submit any form or certificate that it is obligated to submit pursuant to this SECTION 2.12(f), or that it is required to withdraw or cancel any such form or certificate previously submitted, it shall promptly notify the Borrower and the Agent of such fact. If a Bank is organized under the laws of a jurisdiction outside the United States, and the Borrower and the Agent have not received forms, certificates or other instruments indicating to their satisfaction that all payments to be made to such Bank hereunder are not subject to United States withholding tax or the Agent otherwise has reason to believe that such Bank is subject to U.S. withholding tax, the Borrower shall withhold taxes from such payments at the applicable statutory rate. Each Bank shall indemnify and hold the Borrower and the Agent harmless from any United States taxes, penalties, interest and other expenses, costs and losses incurred or payable by them as a result of either
(A) such Bank's failure to submit any form or certificate that it is required to provide pursuant to this SECTION 2.12(f) or (B) reliance by the Borrower or the Agent on any such form or certificate which such Bank has provided to them pursuant to this SECTION 2.12(f).

                                    -13-                     REVOLVING FACILITY

          Section 2.13. FUNDING LOSSES. The Borrower shall indemnify each Bank against any loss or reasonable expense (including, but not limited to, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or reemploying deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurodollar Rate Loan) which such Bank may sustain or incur as a consequence of (a) any failure by the Borrower to fulfill on the date of any Borrowing hereunder the applicable conditions set forth in ARTICLE III, (b) any failure by the Borrower to borrow hereunder, or to Convert Loans hereunder after a Borrowing Request, or Conversion Notice, respectively, has been given, (c) any payment, prepayment or Conversion of a Eurodollar Rate Loan required or permitted by any other provisions of this Agreement, including, without limitation, payments made due to the acceleration of the maturity of the Notes pursuant to SECTION 7.01, or otherwise made on a date other than the last day of the applicable Interest Period, (d) any default in the payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by notice of prepayment or otherwise) or (e) the occurrence of an Event of Default. Such loss or reasonable expense shall include, without limitation, an amount equal to the excess, if any, as determined by each Bank of
(i) its cost of obtaining the funds for the Loan being paid, prepaid or Converted or not borrowed or Converted (based on the Eurodollar Rate applicable thereto) for the period from the date of such payment, prepayment or Conversion or failure to borrow or Convert to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow or Convert, the Interest Period for the Loan which would have commenced on the date of such failure to borrow or Convert) over (ii) the amount of interest (as estimated by such Bank) that would be realized by such Bank in reemploying the funds so paid, prepaid or Converted or not borrowed or Converted for such period or Interest Period, as the case may be. A certificate of each Bank setting forth any amount or amounts which such Bank is entitled to receive pursuant to this SECTION 2.13 shall be delivered to the Borrower (with a copy to the Agent and the Co-Agent) and shall be conclusive, if made in good faith, absent manifest error. The Borrower shall pay to the Agent for the account of each Bank the amount shown as due on any certificate within 10 days after its receipt of the same. Notwithstanding the foregoing, in no event shall any Bank be permitted to receive any compensation hereunder constituting interest in excess of the Highest Lawful Rate. Without prejudice to the survival of any other obligations of the Borrower hereunder, the obligations of the Borrower under this SECTION 2.13 shall survive the termination of this Agreement and/or the payment or assignment of any of the Notes.

          Section 2.14. CHANGE OF LAW. (a) If at any time any Bank determines in good faith (which determination shall be conclusive) that any change in any applicable law, rule or regulation or in the interpretation, application or administration thereof makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for such Bank or its foreign branch or branches to fund or maintain any Eurodollar Rate Loan (any of the foregoing determinations being a "EURODOLLAR EVENT"), then, such Bank, at its option, may: (i) declare that Eurodollar Rate Loans will no longer be made or maintained by such Bank, whereupon the right of the Borrower to select Eurodollar Rate Loans for any Borrowing shall be suspended until such Bank shall notify the Agent that the circumstances causing such Eurodollar Event no longer exist; (ii) with respect to any Eurodollar Rate Loans of such Bank then outstanding, require that all such Eurodollar Rate Loans


                                   -14-                    REVOLVING FACILITY
be Converted to Base Rate Loans, in which event all such Eurodollar Rate Loans shall automatically be Converted into Base Rate Loans on the effective date of such notice and all payments or prepayments of principal that would have otherwise been applied to repay such Converted Eurodollar Rate Loans shall instead be applied to repay the Base Rate Loans resulting from such Conversion; and/or (iii) with respect to any Eurodollar Rate Loans requested of such Bank but not yet made as or Converted into such, require that such Eurodollar Rate Loans be made as or Converted into, as applicable, Base Rate Loans.

          (b) Upon the occurrence of any Eurodollar Event, and at any time thereafter so long as such Eurodollar Event shall continue, such Bank may exercise its aforesaid option by giving written notice thereof to the Agent and the Borrower, such notice to be effective upon receipt thereof by the Borrower. Any Conversion of any Eurodollar Rate Loan which is required under this
SECTION 2.14 shall be made, together with accrued and unpaid interest and all other amounts payable to such Bank under this Agreement with respect to such Converted Loan (including, without limitation, amounts payable pursuant to SECTION 2.13 hereof), on the date stated in the notice to the Borrower referred to above.

          Section 2.15. INCREASED COSTS. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline issued or request made by any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Bank of agreeing to make or making, funding or maintaining Eurodollar Rate Loans, then the Borrower shall from time to time, subject to the provisions of SECTION 9.13, pay to the Agent for the account of such Bank additional amounts sufficient to compensate such Bank for such increased cost upon demand by such Bank.

          (b) If any Bank shall have determined in good faith that any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards" or that the adoption of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration thereof by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or compliance by such Bank (or any lending office of such Bank) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority or comparable agency, affects or would affect the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank, then the Borrower shall from time to time, subject to the provisions of SECTION 9.13, pay to such Bank upon demand additional amounts sufficient to compensate such Bank or such corporation in the light of such circumstances, to the extent that such Bank reasonably determines such increase in capital to be allocable to the existence of such Bank's Commitment hereunder.

          (c) If any law, executive order or regulation is adopted or interpreted by any central bank or other Governmental Authority so as to affect any of the Borrower's obligations or the compensation to any Bank, then the Borrower shall from time to time upon demand, subject to


                                   -15-                    REVOLVING FACILITY
the provisions of SECTION 9.13, reimburse or indemnify such Bank, with respect thereto so that such Bank shall be in the same position as if there had been no such adoption or interpretation.

          (d) Each Bank will notify the Borrower of any event occurring after the date of this Agreement which will entitle such Bank to compensation pursuant to this SECTION 2.15 as promptly as practicable after such Bank obtains knowledge of the occurrence of such event. A certificate of such Bank setting forth in reasonable detail (i) such amount or amounts as shall be necessary to compensate such Bank (or participating banks or other entities pursuant to SECTION 9.02) as specified above and (ii) the calculation of such amount or amounts shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay to such Bank the amount shown as due on any such certificate within ten (10) days after its receipt of the same. The failure of any Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of the right of such Bank or any other Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital as such rights are set forth herein. The protection of this SECTION 2.15 shall be available to the Banks regardless of any possible contention of invalidity or inapplicability of law, regulation or condition which shall have been imposed.

          Section 2.16. ORIGINAL CREDIT AGREEMENT. On the Effective Date, (a) all accrued interest, fees and other amounts (other than principal) payable under the Original Credit Agreement shall be due and payable to the Agent for the account of the Banks, and (b) all Loans outstanding under the Original Credit Agreement shall be automatically converted into Eurodollar Rate Loans with an Interest Period of one month. In addition, the Borrower hereby irrevocably waives and releases all claims and causes of action or other liabilities it may have against any of the members of the Bank Group, and all defenses and counterclaims to payment of the Loans, that exist as a result of acts or omissions occurring prior to the Effective Date and attributable to the parties to the Original Credit Agreement.




                                   -16-                    REVOLVING FACILITY

                                   ARTICLE III
                             CONDITIONS  OF  CREDIT

          Section 3.01. CONDITIONS PRECEDENT TO EFFECTIVENESS. The effectiveness of this Agreement and the obligation of each Bank to make its initial Loan on the occasion of the initial Borrowing hereunder is subject to the conditions precedent that the Agent shall have received on or before the date of such initial Borrowing, all of the following, each in form and substance reasonably satisfactory to the Bank Group and in such number of counterparts as may be reasonably requested by the Agent:

          (a) The following Loan Documents duly executed by the Persons indicated below:

          (i) this Agreement executed by the Borrower and each member of the Bank Group,

          (ii)  the Notes executed by the Borrower,

          (iii) the Mortgage executed by the Borrower, and

          (iv)  the Acquisition Mortgage executed by the Borrower.

          (b) Evidence that the Liens created by the Security Documents have been duly perfected, or will be duly perfected upon the filing of the instruments referred to in subsections (i) and (ii) below, and constitute valid first priority Liens, which shall include, without limiting the generality of the foregoing:

          (i) the delivery to the Agent of such financing statements under the Uniform Commercial Code for filing in such jurisdictions as the Agent may require, and

          (ii) the delivery to the Agent of the Mortgage and the Acquisition Mortgage for filing in such jurisdictions as the Agent may require.

          (c) A certificate of the secretary or an assistant secretary of the Borrower certifying, INTER ALIA, (i) true and correct copies of resolutions adopted by the Board of Directors of the Borrower (A) authorizing the execution, delivery and performance by the Borrower of the Loan Documents to which it is or will be a party and the Borrowings to be made thereunder and the consummation of the transactions contemplated thereby, (B) authorizing officers of the Borrower to negotiate the Loan Documents to which it is a party and which will be delivered at or prior to the date of the initial Borrowing and (C) authorizing officers of the Borrower to execute and deliver the Loan Documents to which it is or will be a party and any related documents, including, without limitation, any agreement or security document contemplated by this Agreement, (ii) true and correct copies of the certificate of incorporation and bylaws (or other similar charter documents) of the


                                   -17-                    REVOLVING FACILITY

Borrower and (iii) the incumbency and specimen signatures of the officers of the Borrower executing any documents on behalf of it.

          (d) Certificates of appropriate public officials as to the existence and good standing of the Borrower in the States of Texas, Delaware, Wyoming, Montana, Colorado, New Mexico and Oklahoma.

          (e) An engineering report covering the Acquisition Properties of the Borrower prepared by Ryder Scott & Co. dated as of July 1, 1997 and an engineering report covering the other Oil and Gas Properties of the Borrower prepared by the chief engineer of the Borrower dated July 1, 1997 (collectively, the "INITIAL RESERVE REPORT").

          (f) The fully executed Acquisition Documents, together with any disclosure schedules delivered pursuant thereto, containing such terms and conditions as are satisfactory to the Bank Group, as well as evidence satisfactory to the Agent that the Acquisition has been consummated in accordance with the Acquisition Documents and all Requirements of Law and original counterparts of the assignment of the Acquisition Properties to the Borrower.

          (g) Fully executed assignments to the Bank Group of the notes and Liens under the Original Credit Agreement in form and substance satisfactory to the Agent.

          (h) Title opinions covering at least 80% of the value of the Borrower's Oil and Gas Properties included in the Initial Reserve Report in form, scope and substance satisfactory to the Agent.

          (i) Copies of all authorizations, consents, approvals, licenses, filings or registrations obtained from or made with any Governmental Authority or any other Person in connection with the Acquisition or the execution, delivery and performance of the Loan Documents, together with a certificate from a Responsible Officer of the Borrower to the effect that all such authorizations, consents, approvals, licenses, filings or registrations have been obtained or made, as applicable, and are in full force and effect, other than governmental approvals and consents that are typically obtained subsequent to the closing of such an acquisition.

          (j) A list of all insurance policies and programs in effect with respect to the properties and businesses of the Borrower and its Subsidiaries, specifying for each such policy or program the amount thereof, the risks insured against thereby, the name of the insurer and each insured party thereunder and the policy or other identification number thereof, together with (i) a certificate from a Responsible Officer of the Borrower to the effect that all such policies and programs are in full force and effect and (ii) evidence that such policies have the endorsement required under SECTION 5.04.

          (k) Environmental reports covering the Acquisition Properties and all other material Oil and Gas Properties of the Borrower, in form, scope and substance satisfactory to the Agent.


                                   -18-                    REVOLVING FACILITY

          (l) Releases of the Liens in favor of Union Bank of California, N.A. covering the Acquisition Properties in form and substance satisfactory to the Agent.

          (m) A certificate signed by a Responsible Officer of the Borrower certifying as to the satisfaction of the conditions specified in SECTION 3.02(a).

          (n) The favorable, signed opinions of Cotton, Bledsoe, Tighe & Dawson, special counsel to the Borrower and its Subsidiaries, addressed to the Agent and the Bank Group, in form and substance reasonably satisfactory to the Agent and its counsel.

          (o) A written confirmation from the Process Agent of its appointment and acceptance as process agent for the Borrower.

          (p) The payment to the Bank Group of the fees due to them as of such date under the Loan Documents and that certain fee letter dated August 26, 1997.

          (q) Such other documents, certificates and opinions as the Agent may reasonably request relating to this Agreement and the other Loan Documents.

          (r) All of the conditions to the effectiveness of the Acquisition Credit Agreement have been satisfied.

          Section 3.02. CONDITIONS PRECEDENT TO ALL LOANS. The obligation of each Bank to make any Loan, shall be subject to the further conditions precedent that (a) on the Borrowing Date of such Loan the following statements shall be true, and the Borrower, by virtue of its delivery of a Borrowing Request shall be deemed to have certified to the Bank Group as of such date that (i) the representations and warranties contained in ARTICLE IV are true and correct on and as of such date, before and after giving effect to such Loan and as though made on and as of such date, (ii) no Default or Event of Default has occurred and is continuing, or would result from such Loan and (iii) no event has occurred since the Execution Date that could reasonably be expected to have a Material Adverse Effect on the Borrower or any of its Subsidiaries and (b) that the Agent shall have received on or before such date such other documents, certificates, information and opinions as the Agent may reasonably request relating to this Agreement and the other Loan Documents, each in form and substance reasonably satisfactory to the Agent.


                                   ARTICLE IV
                        REPRESENTATIONS  AND  WARRANTIES

          In order to induce the Bank Group to enter into this Agreement, the Borrower hereby represents and warrants to the Bank Group as follows:


                                   -19-                    REVOLVING FACILITY

          Section 4.01. CORPORATE EXISTENCE. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and Costilla Redeco is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation. Both the Borrower and Costilla Redeco are duly qualified or licensed to transact business as a foreign corporation or limited liability company, as the case may be, and is in good standing under the laws of each jurisdiction in which the conduct of its operations or the ownership or leasing of its properties requires such qualification or licensing, except where the failure to be so qualified or licensed will not have a Material Adverse Effect on such Person. SCHEDULE 4.01 is a complete list of the Borrower's Subsidiaries.

          Section 4.02. CORPORATE AUTHORITY; BINDING OBLIGATIONS. Each of the Borrower and its Subsidiaries has all requisite power and authority, corporate or otherwise, to conduct its business, to own, operate and encumber its Property, and to execute, deliver and perform all of its obligations under the Loan Documents executed by, or to be executed by, such Person. The execution, delivery and performance of each of the Loan Documents to which the Borrower or any of its Subsidiaries is a party and the consummation of the transactions contemplated thereby, including, without limitation, the consummation of the Acquisition, have been duly authorized by all necessary corporate and stockholder action. Each of the Loan Documents to which the Borrower or any of its Subsidiaries is a party has been duly executed and delivered by such Person, is in full force and effect and constitutes the legal, valid and binding obligation of such Person, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditor's rights generally and general principles of equity. The Security Documents create valid Liens in the collateral described therein, securing the secured obligations described therein.

          Section 4.03. NO CONFLICT. The execution, delivery and performance by the Borrower or any of its Subsidiaries of each Loan Document to which such Person is a party and the consummation of each of the transactions contemplated thereby, including, without limitation, the consummation of the Acquisition, do not and shall not, by the lapse of time, the giving of notice or otherwise:
(a) constitute a violation of any Requirement of Law or a breach of any provision contained in the articles or certificate of incorporation or bylaws (or certificate of organization or regulations, if applicable) of such Person, or any shareholder agreement pertaining to such Person, or contained in any material agreement, instrument or document to which it is now a party or by which it or its Properties is bound, except for such violations or breaches that will not have a Material Adverse Effect on any such Person; or (b) result in or require the creation or imposition of any Lien whatsoever upon any of the Properties of the Borrower or any of its Subsidiaries (other than Excepted Liens and Liens in favor of the Agent arising pursuant to the Loan Documents).

          Section 4.04. NO CONSENT. No authorization, consent, approval, license, or exemption of or filing or registration with, any Governmental Authority or any other Person, which has not been obtained, was, is or will be necessary for the valid execution, delivery or performance by the Borrower or any of its Subsidiaries of any of the Loan Documents to which it is a party and the consummation of each of the transactions contemplated thereby, including, without limitation, the consummation of the Acquisition, or the Borrower's or any of its Subsidiaries' ownership, use


                                   -20-                    REVOLVING FACILITY
or operation of any of their Properties other than (a) those listed on
SCHEDULE 4.04 and (b) those that the failure to obtain, file or make will not have a Material Adverse Effect on any such Person.

          Section 4.05. NO DEFAULTS OR VIOLATIONS OF LAW. No Default or Event of Default has occurred and is continuing. No default (or event or circumstance occurred which, but for the passage of time or the giving of notice, or both, would constitute a default) has occurred and is continuing with respect to any note, indenture, loan agreement, mortgage, lease, deed or other agreement to which the Borrower or any of its Subsidiaries is a party or by which any of them or their Properties is bound, except for such defaults that will not have a Material Adverse Effect on the Borrower or any of its Subsidiaries. Neither the Borrower nor any of its Subsidiaries is in violation of any applicable Requirement of Law except for such violations that will not have a Material Adverse Effect on any such Person.

          Section 4.06. FINANCIAL POSITION. (a) Prior to the Execution Date, the Borrower has furnished to the Agent and the Bank Group audited financials of the Borrower and its Subsidiaries as of December 31, 1996 and unaudited financials of the Borrower as of June 30, 1997. The audited financials referred to in the previous sentence have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved and present fairly the financial condition of the Borrower and its Subsidiaries as of the dates thereof and the results of their operations for the periods then ended. No event has occurred since June 30, 1997 that could reasonably be expected to have a Material Adverse Effect on the Borrower or any of its Subsidiaries.

          (b) Except as fully reflected in the unaudited financials referred to in paragraph (a) of this SECTION 4.06, as of the date hereof, there are no liabilities or obligations of the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, would have a Material Adverse Effect on the Borrower or any of its Subsidiaries.

          Section 4.07. LITIGATION. Except as set out in SCHEDULE 4.07, there are no actions, suits or proceedings pending or, to the knowledge of the Borrower threatened against or affecting the Borrower or any of its Subsidiaries, or the Properties of any such Person, before or by any Governmental Authority or other Person, which, if determined adversely to such Person could have a Material Adverse Effect on any such Person.

          Section 4.08. USE OF PROCEEDS. (a) The Borrower's uses of the proceeds of the Loans are, and will continue to be, legal and proper corporate uses (duly authorized by Borrower's board of directors to the extent required), and such uses are consistent with the terms of the Loan Documents, including, without limitation, SECTION 5.09, and all Requirements of Law.

          (b) Neither the Borrower nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U), and no part of the proceeds of any Loan will be used, directly or indirectly, (i) to


                                   -21-                    REVOLVING FACILITY
purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or (ii) for the purpose of purchasing, carrying or trading in any securities under such circumstances as to involve the Borrower or any of its Subsidiaries in a violation of Regulation X.

          Section 4.09. GOVERNMENTAL REGULATION. Neither the Borrower nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act, as amended, the Investment Company Act of 1940, as amended, or any other Requirement of Law such that the ability of any such Person to incur indebtedness is limited or its ability to consummate the transactions contemplated by this Agreement, the other Loan Documents or any document executed in connection therewith is impaired.

          Section 4.10. DISCLOSURE. The schedules, documents, exhibits, reports, certificates and other written statements and information furnished by or on behalf of the Borrower or any of its Subsidiaries to the Bank Group do not contain any material misstatement of fact, or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. Neither the Borrower nor any of its Subsidiaries has intentionally withheld any fact known to it which has or is reasonably likely to have a Material Adverse Effect on the Borrower or any of its Subsidiaries.

          Section 4.11. ERISA. (a) The Borrower, and each ERISA Affiliate and Subsidiary have operated and administered each Pension Plan and Other Benefit Plan in compliance with all applicable laws, except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Borrower nor any ERISA Affiliate or Subsidiary has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Internal Revenue Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists or is threatened that could reasonably be expected to result in the incurrence of any such liability by the Borrower or any ERISA Affiliate or Subsidiary, or in the imposition of any Lien on any of the rights, properties or assets of the Borrower or any ERISA Affiliate or Subsidiary, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Internal Revenue Code, other than such liabilities or Liens as would not be, individually or in the aggregate, Material.

          (b) The present value of the aggregate benefit liabilities under each Pension Plan subject to Title IV of ERISA, determined as of the end of such Pension Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Pension Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Pension Plan allocable to such benefit liabilities. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in Section 3 of ERISA.


                                   -22-                    REVOLVING FACILITY

          (c) The Borrower and its ERISA Affiliates and Subsidiaries do not currently and have never had any liability or obligation with respect to any liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of any Multiemployer Plan.

          (d) The expected post-retirement benefit obligation (determined as of the last day of the Borrower's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Internal Revenue Code ("COBRA")) of the Borrower and its ERISA Affiliates and Subsidiaries is not Material and, except as modified by COBRA, such obligations can be unilaterally terminated at any time by the Borrower, or its ERISA Affiliates and Subsidiaries without any Material liability.

          Section 4.12. PAYMENT OF TAXES. The Borrower has filed, and has caused each of its Subsidiaries to file, all federal, state and local tax returns and other reports that the Borrower and each such Subsidiary are required by law to file and have paid all taxes and other similar charges that are due and payable pursuant to such returns and reports, except to the extent any of the same may be contested in good faith by appropriate proceedings promptly initiated and diligently conducted, and with respect to which adequate reserves have been set aside on the books of such Person in accordance with generally accepted accounting principles.

          Section 4.13. TITLE AND LIENS. (a) Except as set out in SCHEDULE 4.13, each of the Borrower and its Subsidiaries have good and defensible title to the Mortgaged Property, free and clear of all Liens except Liens permitted by
SECTION 6.02. Except as set forth in SCHEDULE 4.13, after giving full effect to the Excepted Liens, the Borrower owns the net interests in production attributable to the Oil and Gas Properties reflected in the Initial Reserve Report and the ownership of such Oil and Gas Properties shall not in any material respect obligate the Borrower to bear the costs and expenses relating to the maintenance, development and operations of each such Oil and Gas Property in an amount in excess of the working interest of each Oil and Gas Property set forth in the Initial Reserve Report. Further, upon delivery of each Reserve Report, the statements made in the preceding sentence shall be true with respect to such furnished Reserve Reports including the ownership of the Oil and Gas Properties set forth therein. To the best of the Borrower's knowledge, all information contained in the Initial Reserve Report is true and correct in all material respects as of the date thereof.

          (b) All material leases and agreements necessary for the conduct of the business of the Borrower and its Subsidiaries are valid and subsisting, in full force and effect and, to the knowledge of the Borrower, there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which would affect in any material respect the conduct of the business of the Borrower and its Subsidiaries.

          (c) The rights and Properties presently owned, leased or licensed by the Borrower and its Subsidiaries including, without limitation, all easements and rights of way, include all rights


                                   -23-                    REVOLVING FACILITY
and Properties necessary to permit the Borrower and its Subsidiaries to conduct their business in all material respects in the same manner as their business has been conducted prior to the date hereof.

          (d) All of the Properties of the Borrower and its Subsidiaries which are reasonably necessary for the operation of its business are in good working condition and are maintained in accordance with prudent business standards.

          Section 4.14. GAS IMBALANCES. As of the date of this Agreement, except as set forth in SCHEDULE 4.14 or on the most recent certificate delivered pursuant to SECTION 5.10(c), on a net basis there are no gas imbalances, take or pay or other prepayments with respect to the Borrower's Oil and Gas Properties which would require the Borrower to deliver Hydrocarbons produced from the Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor exceeding a market value of $100,000 in the aggregate.

          Section 4.15. ENVIRONMENTAL MATTERS. Except as disclosed in the environmental reports delivered to the Bank Group on the Effective Date pursuant to SECTION 3.01 hereof, (a)(i) the Borrower and each of its Subsidiaries possess all environmental, health and safety licenses, permits, authorizations, registrations, approvals and similar rights necessary under law or otherwise for such Person to conduct its operations as now being conducted, (ii) each of such licenses, permits, authorizations, registrations, approvals and similar rights is valid and subsisting, in full force and effect and enforceable by such Person, and (iii) such Person is in compliance with all terms, conditions or other provisions of such permits, authorizations, registrations, approvals and similar rights, except to the extent that the failure to do so will not have a Material Adverse Effect on such Person; (b) neither the Borrower nor any of its Subsidiaries has received any notices of any violation of, noncompliance with, or remedial obligation under, Requirements of Environmental Laws, and there are no writs, injunctions, decrees, orders or judgments outstanding, or lawsuits, claims, proceedings, investigations or inquiries pending or, to the knowledge of the Borrower, threatened, relating to the ownership, use, condition, maintenance, or operation of, or conduct of business related to, any Property owned, leased or operated by the Borrower or any of its Subsidiaries, other than those violations, instances of noncompliance, obligations, writs, injunctions, decrees, orders, judgments, lawsuits, claims, proceedings, investigations or inquiries that will not have a Material Adverse Effect on such Person; (c) there are no material obligations, undertakings or liabilities arising out of or relating to Environmental Laws to which the Borrower or any of its Subsidiaries has agreed to, assumed or retained, or by which the Borrower or any of its Subsidiaries is adversely affected, by contract or otherwise; and (d) neither the Borrower nor any of its Subsidiaries has received a written notice or claim to the effect that such Person is or may be liable to any Person as the result of a release or threatened release of a hazardous material or solid waste.

          Section 4.16. CONSUMMATION OF ACQUISITION. The transactions described in the Acquisition Documents, including, without limitation, the Acquisition, have been completed in accordance with the terms of the Acquisition Documents, and with all Requirements of Law.


                                   -24-                    REVOLVING FACILITY

                                    ARTICLE V
                              AFFIRMATIVE COVENANTS

          So long as any principal amount of any Loan, any amount of interest accrued under the Notes or any commitment or other fee, expense, compensation or any other amount payable to any member of the Bank Group under the Loan Documents shall remain unpaid or outstanding or any Bank shall have any Commitment hereunder, unless the Majority Banks shall otherwise consent in writing:

          Section 5.01. REPORTING REQUIREMENTS. The Borrower shall deliver or cause to be delivered to the Agent (with sufficient copies for the Agent to distribute the same to the other members of the Bank Group):

          (a) As soon as available and in any event within sixty (60) days after the end of each of the first three fiscal quarters of the Borrower:

          (i) copies of the unaudited consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such period, and unaudited consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for that fiscal period and for the portion of the fiscal year ending with such period, in each case setting forth in comparative form (on a consolidated basis) the figures for the corresponding period of the preceding fiscal year, all in reasonable detail; and

          (ii) a certificate of a Responsible Officer of the Borrower (1) stating that (A) such financial statements fairly present in all material respects the consolidated financial position and results of operations of the Borrower and its Subsidiaries in accordance with generally accepted accounting principles consistently applied, subject to year-end adjustments and the absence of notes and (B) no Default or Event of Default has occurred and is continuing or, if any such event has occurred and is continuing, the action the Borrower is taking or proposes to take with respect thereto, and (2) setting forth calculations demonstrating compliance by the Borrower with SECTIONS 6.04, 6.05 AND 6.06.

          (b)  As soon as available and in any event within one hundred five
(105) days after the end of each fiscal year of the Borrower (i) copies of (A) the audited consolidated balance sheet of the Borrower and its Subsidiaries as of the close of such fiscal year and audited consolidated statements of income and retained earnings and a statement of cash flows of the Borrower and its Subsidiaries for such fiscal year, and (B) upon the request of the Agent delivered not more than ninety (90) days after the end of each fiscal year, an unaudited consolidating balance sheet of the Borrower and its Subsidiaries as of the close of such fiscal year and unaudited consolidating statements of income and retained earnings of the Borrower and its Subsidiaries for such fiscal year, in each case setting forth in comparative form (on a consolidated basis) the figures for the preceding fiscal year, all in reasonable detail and accompanied, in the case of the audited financial statements required by
SECTION 5.01(b)(i)(A) above, by an opinion thereon (which shall not be qualified by

                                   -25-                    REVOLVING FACILITY
reason of any limitation imposed by the Borrower) of independent accountants of recognized national standing selected by the Borrower and reasonably satisfactory to the Majority Banks, to the effect that such consolidated financial statements have been prepared in accordance with generally accepted accounting principles consistently applied (except for changes in which such accountants concur) and that such audit has been made in accordance with generally accepted auditing standards and (ii) a certificate of a Responsible Officer of the Borrower (A) setting forth calculations demonstrating compliance by the Borrower with SECTIONS 6.04, 6.05 AND 6.06 and (B) stating that no Default or Event of Default has occurred and is continuing or, if any such event has occurred and is continuing, the action the Borrower is taking or proposes to take with respect thereto.

          (c) Promptly after the sending or filing thereof, copies of all reports and shareholder information which the Borrower or any of its Subsidiaries sends to any holders of its respective securities, in their capacities as holders of such securities and not in their capacities as directors, officers or employees of the Borrower or any of the Borrower's Subsidiaries, or to the SEC.

          (d) As soon as possible and in any event within ten (10) days after the Borrower or any of its Subsidiaries becomes aware of the occurrence of a Default or Event of Default, a certificate of a Responsible Officer of the Borrower setting forth details of such Default or Event of Default and the action which has been taken or is to be taken with respect thereto.

          (e) As soon as possible and in any event within ten (10) days after the Borrower or any of its Subsidiaries becomes aware thereof, written notice from a Responsible Officer of the Borrower of (i) the institution of or threat of, any action, suit, proceeding, governmental investigation or arbitration by any Governmental Authority or other Person against or affecting the Borrower or any of its Subsidiaries that could have a Material Adverse Effect on any such Person and that has not been previously disclosed in writing to the Bank Group pursuant to this SECTION 5.01 or (ii) any material development in any action, suit, proceeding, governmental investigation or arbitration already disclosed to the Bank Group pursuant to this SECTION 5.01 or SECTION 3.01.

          (f) As soon as reasonably possible and in any event within ten (10) days after the Borrower or any of its Subsidiaries becomes aware thereof, written notice from a Responsible Officer of the Borrower of (i) any violation of, noncompliance with, or remedial obligations under, Requirements of Environmental Laws, (ii) any release or threatened release affecting any Property owned, leased or operated by the Borrower or any of its Subsidiaries,
(iii) the amendment or revocation of any permit, authorization, registration, approval or similar right that could have a Material Adverse Effect on the Borrower or any of its Subsidiaries or (iv) changes to Requirements of Environmental Laws that could have a Material Adverse Effect on the Borrower or any of its Subsidiaries.

          (g) Promptly, and in any event within five (5) days after becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Borrower or an ERISA Affiliate or Subsidiary proposes to take with respect thereto: (i) with respect


                                   -26-                    REVOLVING FACILITY
to any Pension Plan, any Reportable Event, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or
(ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or the receipt by the Borrower or any ERISA Affiliate or Subsidiary of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or (iii) any event, transaction or condition that could result in the incurrence of any liability by the Borrower or any ERISA Affiliate or Subsidiary pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Internal Revenue Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Borrower or any ERISA Affiliate or Subsidiary pursuant to Title I or IV of ERISA or such penalty or excise tax provisions; or (iv) the inability or failure of the Borrower or any ERISA Affiliate or Subsidiary to make timely any payment or contribution to or with respect to any Pension Plan, Multiemployer Plan or Other Benefit Plan, if such failure, either separately or together with all other such failures could reasonably be expected to be Material; or (v) any event with respect to any Pension Plan, Multiemployer Plan and/or Other Benefit Plan, individually or in the aggregate, that could reasonably be expected to be a Material liability.

          (h) As soon as available and in any event simultaneously with the delivery of the financial statements delivered pursuant to SECTION 5.01(b), copies of the budget of the Borrower and its Subsidiaries containing a consolidated balance sheet, and detailed statements of income, cash flow and projected capital expenditures for the then current fiscal year, together with a narrative business plan describing the expected results of operation of the Borrower and its Subsidiaries.

          (i) As soon as possible and in any event ten (10) days after the Borrower becomes aware thereof, any claim by or against the Borrower under the Acquisition Documents, including claims for breach of warranty and claims for indemnity.

          (j) Such other information as any member of the Bank Group may from time to time reasonably request respecting the business, properties, operations or condition, financial or otherwise, of the Borrower or any of its Subsidiaries.

          Section 5.02. TAXES; CLAIMS. The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon such Person or upon its income or profits, or upon any properties belonging to such Person, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien upon any properties of such Person, other than any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted, and with respect to which adequate reserves are set aside on the books of such Person in accordance with generally accepted accounting principles.

          Section 5.03. COMPLIANCE WITH LAWS. The Borrower will comply, and will cause each of its Subsidiaries to comply, with all applicable Requirements of Law imposed by, any


                                   -27-                    REVOLVING FACILITY

Governmental Authority, non-compliance with which might have a Material Adverse Effect on any such Person. Without limitation of the foregoing, the Borrower shall, and shall cause each of its Subsidiaries to, comply with all Requirements of Environmental Laws, operate properties and conduct its business in accordance with good environmental practices, and handle, treat, store and dispose of hazardous materials or solid waste in accordance with such practices, except where the failure to do so will not have a Material Adverse Effect on any such Person.

          Section 5.04. INSURANCE. The Borrower will maintain, and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurance companies or associations, or self-insure against such risks, and in such amounts (and with co-insurance and deductibles), as are usually insured against by Persons of similar size and established reputation engaged in the same or similar businesses and similarly situated, including insurance against fire, casualty, business interruption, injury to Persons or property and other normal hazards normally insured against, but, in any event, such insurance shall not be substantially dissimilar from that described in the insurance schedule delivered on the Effective Date pursuant to SECTION 3.01. In addition, if requested by the Agent, on or before January 31 of each year commencing January 31, 1998, the Borrower will deliver to the Agent a report prepared by Borrower's insurance broker listing all insurance policies and programs then in effect with respect to the properties and businesses of the Borrower and each of its Subsidiaries, specifying for each such policy and program, (a) the amount thereof, (b) the risks insured against thereby, (c) the name of the insurer and each insured party thereunder and (d) the policy or other identification number thereof. Each policy listed on the schedule delivered pursuant to SECTION 3.01 and each additional policy maintained in compliance with this Agreement shall be endorsed showing the Agent as an additional insured, or a loss payee, as applicable. All policies of insurance required by the terms of this Agreement or any Security Document shall provide that at least 30 days' prior written notice be given to the Agent of any termination, cancellation, reduction or other modification of such insurance.

          Section 5.05. CORPORATE EXISTENCE. The Borrower will preserve and maintain, and will cause each of its Subsidiaries to preserve and maintain, its existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each of its Subsidiaries to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is material to the business and operations of such Person or the ownership or leasing of the properties of such Person except to the extent that a Subsidiary merges or consolidates in compliance with SECTION 6.08 or ceases to be a Subsidiary of Borrower if such cessation is permitted under this Agreement.

          Section 5.06. INSPECTIONS. From time to time during regular business hours upon reasonable prior notice, the Borrower will permit, and will cause each of its Subsidiaries to permit, any agents or representatives of any member of the Bank Group to examine and make copies of and abstracts from the records and books of account of, and visit the properties of the Borrower and its Subsidiaries and to discuss the affairs, finances and accounts of any such Person with any of its independent public accountants, officers or directors, all at the expense of the Borrower.


                                   -28-                    REVOLVING FACILITY

          Section 5.07. MAINTENANCE OF PROPERTIES. The Borrower will maintain and preserve, and will cause each Subsidiary of the Borrower to maintain and preserve, all of its Properties necessary for the proper conduct of its business in good working order and condition, ordinary wear and tear excepted. The Borrower shall cause, or in the event the Borrower is not the operator of its Oil and Gas Properties, use reasonable best efforts consistent with its rights under applicable operating agreements to cause, its Oil and Gas Properties to be maintained, developed, protected against drainage and operated in a good and workmanlike manner as would a reasonably prudent operator and in compliance with all operating agreements, other applicable agreements and all applicable Requirements of Law.

          Section 5.08. ACCOUNTING SYSTEMS. The Borrower will keep, and will cause each of its Subsidiaries to keep, adequate records and books of account in which complete entries will be made in accordance with generally accepted accounting principles consistently applied (subject to year end adjustments), reflecting all financial transactions of such Person. The Borrower shall maintain or cause to be maintained a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with generally accepted accounting principles, and each of the financial statements described herein shall be prepared from such system and records.

          Section 5.09. USE OF LOANS. The Borrower will use the proceeds of all Loans hereunder for general corporate purposes (including working capital purposes) and to finance a portion of the Acquisition consistent with the terms of this Agreement and all Requirements of Law.

          Section 5.10. RESERVE REPORTS. (a) By February 15 of each year commencing February 15, 1998, the Borrower shall furnish to the Agent and the Banks a Reserve Report dated as of the immediately preceding December 31. Each such Reserve Report shall be prepared by independent petroleum engineers acceptable to the Agent. Each such Reserve Report shall be in form and substance satisfactory to the Agent and shall set forth, as of the immediately preceding December 31: (i) the Proved Reserves attributable to the Borrower's Oil and Gas Properties together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such dates, based upon pricing and escalation assumptions consistent with SEC reporting requirements at the time and (ii) such other information as the Agent may reasonably request. By August 15 of each year commencing August 15, 1998, the Borrower shall furnish to the Agent and the Banks a Reserve Report dated as of the immediately preceding June 30. Each such Reserve Report shall be prepared by or under the supervision of the chief engineer of the Borrower who shall certify, to the best of his knowledge and in all material respects, such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding Reserve Report delivered to the Banks under this SECTION 5.10(a).

          (b) With respect to any unscheduled redetermination of the Borrowing Base, the Borrower shall furnish to the Bank Group a Reserve Report prepared by or under the supervision of the chief engineer of the Borrower (or upon the request of the Agent prepared by independent


                                   -29-                    REVOLVING FACILITY
petroleum engineers acceptable to the Agent) covering the Borrower's Oil and Gas Properties. Such Reserve Report shall be prepared in accordance with the procedures set forth in SECTION 5.10(a), shall contain such other information as the Agent may reasonably request and shall have an "as of date" as requested by the Agent. For any unscheduled redetermination of the Borrowing Base initiated by the Agent, the Borrower shall provide such Reserve Report as soon as possible, but in any event no later than 30 days following the Borrower's receipt of notice of such unscheduled redetermination from the Agent.

          (c) With the delivery of each Reserve Report, the Borrower shall provide to the Bank Group, a certificate from the Responsible Officer that, to the best of his knowledge and in all material respects, (i) the information contained in the Reserve Report and any other information delivered therewith is true and correct, (ii) the Borrower owns good and defensible title to its Oil and Gas Properties evaluated in such Reserve Report free of all Liens except for Excepted Liens and that the Borrower has created or allowed to be created no new Liens on its Oil and Gas Properties except for Excepted Liens, (iii) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments with respect to its Oil and Gas Properties evaluated in such Reserve Report which would require the Borrower to delivery Hydrocarbons produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (iv) none of its Oil and Gas Properties have been sold (other than Hydrocarbons produced and sold in the ordinary course of business) since the date of the last Borrowing Base determination except as set forth on an exhibit to the certificate, which certificate shall list all of its Oil and Gas Properties sold (other than Hydrocarbons produced and sold in the ordinary course of business) and in such detail as reasonably required by the Agent, (v) attached to the certificate is a list of its Oil and Gas Properties added to and deleted from the immediately prior Reserve Report and an updated list of all Persons (with their addresses) disbursing proceeds to the Borrower from its Oil and Gas Properties, (vi) except as set forth on a schedule attached to the certificate, all of the Oil and Gas Properties evaluated by such Reserve Report are Mortgaged Property, and (vii) any change in working interest or net revenue interest in its Oil and Gas Properties occurring since the last Reserve Report and the reason for such change.

          (d) As soon as available and in any event within 45 days after the end of each calendar quarter commencing with September 30, 1997, the Borrower shall provide the Bank Group production reports for the Borrower's Oil and Gas Properties certified by an officer of the Borrower, which reports shall include quantities or volume of production or gas throughput which have accrued to the Borrower's accounts for each month in such period, and such other information with respect thereto as the Agent may reasonably request.

          Section 5.11. TITLE. Promptly and in any event within 30 days after written request therefor by the Agent, the Borrower will provide the Agent with title opinions reasonably satisfactory to the Agent with respect to the Borrower's Oil and Gas Properties which are included in the most recent Reserve Report delivered to the Bank Group and for which title opinions have not been previously delivered so that the Agent will have acceptable title opinions on at least eighty percent (80%) of the value of the Borrower's Oil and Gas Properties included in such Reserve Report. In addition, within 60 days after the Effective Date, the Borrower shall provide evidence


                                   -30-                    REVOLVING FACILITY
reasonably satisfactory to the Agent that all of the title requirements pertaining to the Acquisition Properties set forth in the title opinions delivered to the Agent under SECTION 3.01(g) have been satisfied except for any such title requirements that have been waived in writing by the Agent prior to such date.

          Section 5.12. ADDITIONAL COLLATERAL. Should the Borrower own additional Oil and Gas Properties that are not subject to a first priority Lien under the Security Documents or acquire any additional Oil and Gas Properties, the Borrower will grant to the Agent as security for the Obligations a first priority Lien (subject only to Excepted Liens) on the Borrower's interest in such Oil and Gas Properties which Lien will be created and perfected by and in accordance with the provisions of mortgages, deeds of trust, security agreements and financing statements, or other Security Documents, all in form and substance satisfactory to the Agent in its sole discretion and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes.

          Section 5.13. FURTHER ASSURANCES IN GENERAL. The Borrower shall, and shall cause each of its Subsidiaries to, protect and perfect the Liens contemplated by the Security Documents. The Borrower at its expense shall, and shall cause each of its Subsidiaries to, promptly execute and deliver all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of the Borrower or any of its Subsidiaries in the Loan Documents, including, without limitation, the accomplishment of any condition precedent that may have been waived by the Banks prior to the initial Borrowing or any subsequent Borrowings.

          Section 5.14. ENFORCEMENT OF ACQUISITION DOCUMENTS. The Borrower will enforce in all material respects all of the terms, covenants, warranties and representations in favor of the Borrower under the Acquisition Documents.

          Section 5.15. COSTILLA REDECO PLEDGE. Within 30 days after the Effective Date, the Borrower shall execute and deliver Security Documents to the Agent, in form and substance satisfactory to the Agent, regranting, confirming and ratifying the security interests covering the Borrower's equity interest in Costilla Redeco as security for the Obligations.


                                   ARTICLE VI
                               NEGATIVE COVENANTS

          So long as any principal amount of any Loan, any amount of interest accrued under the Notes or any commitment, facility or other fee, expense, compensation or any other amount payable to any member of the Bank Group under the Loan Documents shall remain unpaid or outstanding or any Bank shall have any Commitment hereunder, unless the Majority Banks shall otherwise consent in writing:


                                    -31-                    REVOLVING FACILITY

          Section 6.01. INDEBTEDNESS RESTRICTION. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist, any Indebtedness other than:

          (a)  Indebtedness of the Borrower under the Loan Documents;

          (b)  Indebtedness of the Borrower under the Acquisition Loan
Documents;

          (c) Indebtedness of the Borrower or its Subsidiaries in respect of any Derivatives permitted by SECTION 6.03;

          (d)  the Indebtedness of the Borrower under the Senior Unsecured
Notes;

          (e)  Indebtedness set out on SCHEDULE 6.01;

          (f) Indebtedness of Borrower and its Subsidiaries in the aggregate amount not to exceed $1,000,000 in addition to all other Indebtedness permitted by this SECTION 6.01.

          Section 6.02. LIEN RESTRICTION. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to be created, assumed or incurred or to exist, any Lien upon any of such Person's property or assets, whether now owned or hereafter acquired other than the following Liens ("EXCEPTED LIENS"):

          (a)  Liens created pursuant to this Agreement or any other Loan
Document;

          (b)  Liens created pursuant to any of the Acquisition Loan Documents;

          (c) Liens in favor of the trustee under Section 7.07 of the Indenture;

          (d) royalties, overriding royalties, reversionary interests, production payments and similar burdens with respect to the Borrower's or its Subsidiaries' Oil and Gas Properties to the extent such burdens do not reduce the Borrower's net interests in production in its Oil and Gas Properties below the interests reflected in each Reserve Report or the interests warranted under this Agreement, the Mortgage and the Acquisition Mortgage, and do not operate to deprive the Borrower or its Subsidiaries of any material rights in respect of its assets or properties (except for rights customarily granted with respect to such interests);

          (e) statutory liens, including liens for taxes or other assessments that are not yet delinquent (or that, if delinquent, are being contested in good faith by appropriate proceedings and for which the Borrower or its Subsidiaries have set aside on their books adequate reserves in accordance with generally accepted accounting principles consistently applied);

          (f) easements, rights of way, servitudes, permits, surface leases and other rights in respect to surface operations, pipelines, grazing, logging, canals, ditches, reservoirs or the like,


                                   -32-                      REVOLVING FACILITY
conditions, covenants and other restrictions, and easements of streets, alleys, highways, pipelines, telephone lines, power lines, railways and other easements and rights of way on, over or in respect of the Borrower's or its Subsidiaries' Properties;

          (g) materialmen's, mechanic's, repairman's, contractor's, sub-contractor's, operator's and other Liens incidental to the construction, maintenance, development or operation of the Borrower's or its Subsidiaries' Properties to the extent not delinquent (or which, if delinquent, are being contested in good faith by appropriate proceedings and for which the Borrower or its Subsidiaries have set aside on their books adequate reserves in accordance with generally accepted accounting principles consistently applied);

          (h) all contracts, agreements and instruments, and all defects and irregularities and other matters affecting the Borrower's or its Subsidiaries' Properties which were in existence at the time such Properties were originally acquired by such Person and all routine operational agreements entered into in the ordinary course of business, which contracts, agreements, instruments, defects, irregularities and other matters and routine operational agreements do not reduce the Borrower's net interest in production in its Oil and Gas Properties below the interests reflected in each Reserve Report or the interests warranted under this Agreement, the Mortgage, or the Acquisition Mortgage and do not interfere materially with the operation, value or use of the Borrower's or its Subsidiaries' Properties;

          (i) landlord's liens securing obligations that are not yet delinquent (or that, if delinquent, are being contested in good faith by appropriate proceedings and for which the Borrower or its Subsidiaries have set aside on their books adequate reserves in accordance with generally accepted accounting principles consistently applied);

          (j) Liens in connection with workmen's compensation, unemployment insurance or other social security, old age pension or public liability obligations that are not yet delinquent (or that, if delinquent, are being contested in good faith by appropriate proceedings and for which the Borrower or its Subsidiaries have set aside on their books adequate reserves in accordance with generally accepted accounting principles consistently applied); and

          (k) rights reserved to or vested in any municipality, governmental, statutory or other public authority to control or regulate the Borrower's Properties in any manner, and all applicable laws, rules and orders from any Governmental Authority;

PROVIDED, HOWEVER, that the definition of the term "Excepted Liens" does not include Liens of any kind or character which are prior by perfection to the Liens on the Mortgaged Property under the Security Documents, or which may, by operation of law, become prior to such Liens under the Security Documents.

          Section 6.03. DERIVATIVES. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any Derivatives other than
(a) commodity price Derivatives related to bona


                                   -33-                      REVOLVING FACILITY
fide hedging activities so long as (i) the aggregate notional amounts of such commodity price Derivatives during any calculation period do not exceed (A) with respect to commodity price Derivatives which provide for a floor, but not a cap, 100% of the Borrower's projected production of Hydrocarbons from the Borrower's Oil and Gas Properties and (B) with respect to any other commodity price Derivatives, seventy-five percent (75%) (or such other percentage as may be acceptable to the Agent) of the Borrower's projected production of Hydrocarbons from the Borrower's Oil and Gas Properties (in each case, on a barrel of oil equivalency basis in which gas shall be converted to oil at a ratio of six thousand cubic feet of gas to one barrel of oil), and (ii) such commodity price Derivatives have been entered into with the Agent or such other Person agreed to by the Majority Banks, and (b) interest rate Derivatives related to bona fide hedging activities to protect against fluctuations in interest rates on the Loans entered into with the Agent, the Co-Agent or such other Person agreed to by the Majority Banks, as well as the interest rate Derivatives required under the terms of the Acquisition Credit Agreement.

          Section 6.04. INTEREST COVERAGE RATIO. The Borrower will not permit the ratio of (a) EBITDA to (b) Interest Expense, measured as of the last day of any calendar quarter for the twelve month period then ended, to be less than
2.25 to 1.00 as of the last day of any calendar quarter through September 30, 1997 or to be less than 2.50 to 1.00 as of the last day of any calendar quarter after September 30, 1997.

          Section 6.05. CURRENT RATIO. The Borrower will not permit the ratio of (i) its consolidated current assets, plus that portion of any unfunded Commitments available based on the most recent determination of the Borrowing Base that can be borrowed without causing a "Default" or "Event of Default" to occur under the Indenture, to (ii) its consolidated current liabilities, excluding current maturities of Indebtedness under this Agreement and the Acquisition Credit Agreement, at the end of any calendar quarter ending on or after September 30, 1997 to be less than 1.00 to 1.00.

          Section 6.06. TANGIBLE NET WORTH. The Borrower will not permit its Consolidated Tangible Net Worth at the end of any calendar quarter ending after the Effective Date to be less than the sum of (a) $30,000,000.00 plus (b) seventy-five percent (75%) of Net Income for each calendar quarter ending after the Effective Date (excluding any such fiscal quarter in which Net Income is a loss), plus (c) seventy-five percent (75%) of the proceeds of any equity offering or similar capital infusion after the Effective Date.

          Section 6.07. SALES OF PROPERTIES. The Borrower will not, and will not permit any of its Subsidiaries to, sell, transfer, assign, farm-out, lease or otherwise transfer or dispose of any Properties other than (a) sales of Hydrocarbon production in the ordinary course of business and sales of obsolete or worn-out equipment in the ordinary course of business, (b) sales or transfers of Properties by any of the Borrower's wholly-owned Subsidiaries to the Borrower or any such other wholly-owned Subsidiary, and (c) any other sale of Properties sold at fair market value, so long as the aggregate Net Proceeds for all such sales made under this subclause (c) during the period between each redetermination of the Borrowing Base does not exceed $1,000,000.


                                   -34-                      REVOLVING FACILITY

          Section 6.08. CONSOLIDATION AND MERGERS. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, consolidate with or merge into any Person or permit any Person to consolidate with or merge into it, except that any Subsidiary of the Borrower may merge into or consolidate with any other Subsidiary of the Borrower and any Subsidiary of the Borrower may merge into or consolidate with the Borrower, provided in each case that, immediately after giving effect and pro forma effect thereto, no event shall occur and be continuing which constitutes either a Default or an Event of Default, and if the Borrower is a party to such merger, the Borrower is the surviving entity.

          Section 6.09. RESTRICTED DISBURSEMENTS. The Borrower will not, and will not permit any of its Subsidiaries to approve, make, incur or commit to incur any Restricted Disbursements other than:

          (a) advances or extensions of credit on terms customary in the industry involved in the form of accounts receivable incurred, and investments, loans, and advances made in settlement of such accounts receivable, all in the ordinary course of business;

          (b)  Permitted Investments;

          (c) purchases of not more than 402,000 shares of the Borrower's common stock under the Borrower's previously announced stock repurchase program;

          (d) dividends or other payments by any of the Borrower's Subsidiaries to the Borrower or any other Subsidiary of the Borrower;

          (e) investments or capital contributions made by the Borrower in or to Costilla Redeco not to exceed $2,500,000 during any calendar year or $5,000,000 in the aggregate; and

          (f)  the Restricted Disbursements set out on SCHEDULE 6.09.

          Section 6.10. LINES OF BUSINESS. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly engage in any business other than the acquisition, disposition, exploration, ownership, development and operation of Oil and Gas Properties.

          Section 6.11.  TRANSACTIONS WITH AFFILIATES. Except as set out in
SCHEDULE 6.11, neither the Borrower nor any of its Subsidiaries, will enter into any transaction with an Affiliate other than (a) transactions entered into in the ordinary course of business and upon terms no less favorable than those that the Borrower or its Subsidiary, as applicable, could obtain in an arms length transaction with a Person that is not an Affiliate and (b) transactions between the Borrower and any of its Subsidiaries, or between such Subsidiaries, that do not and will not, either directly or indirectly, cause an Event of Default.


                                   -35-                      REVOLVING FACILITY

                                   ARTICLE VII
                              DEFAULT AND REMEDIES

          Section 7.01. EVENTS OF DEFAULT. If any of the following events ("EVENTS OF DEFAULT") shall occur and be continuing:

          (a) the Borrower shall fail to pay when due any installment of principal of the Notes; or

          (b) the Borrower shall fail to pay any interest on any Loan or any arrangement fee, commitment fee, administration fee, funding fee, commission, expense, compensation, reimbursement or other amount when due and such failure shall not have been remedied within four (4) days of such due date; or

          (c) the Borrower shall fail to perform any term, covenant or agreement contained in ARTICLE VI, or Section 5.01(e) of this Agreement; or

          (d) the Borrower shall fail to perform any term, covenant or agreement contained in this Agreement (other than those referenced in subsections (a), (b) and (c) of this SECTION 7.01) and such failure shall not have been remedied within twenty (20) days after notice thereof from the Agent to the Borrower; or

          (e) the Borrower or any of its Subsidiaries shall fail to perform any term, covenant or agreement contained in any Loan Document (other than those referenced in subsections (a), (b), (c) and (d) of this SECTION 7.01) and such failure shall not have been remedied within twenty (20) days after notice thereof from the Agent to the Borrower; or

          (f) any representation or warranty made by the Borrower, or any of its officers, in any Loan Document or in any certificate, agreement, instrument or statement contemplated by or delivered pursuant to, or in connection with, any Loan Document shall prove to have been incorrect in any material respect when made; or

          (g) the Borrower or any of its Subsidiaries shall (i) fail to pay Indebtedness having a principal amount in excess of $500,000 in the aggregate (other than the amounts referred to in subsections (a) and (b) of this SECTION 7.01) owing by such Person, or any interest or premium thereon, when due (or, if permitted by the terms of the relevant document, within any applicable grace period), whether such Indebtedness shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise; or (ii) fail to perform any term, covenant or condition on its part to be performed under any agreement or instrument evidencing, securing or relating to any such Indebtedness, when required to be performed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of


                                   -36-                      REVOLVING FACILITY
such failure is to accelerate, or to permit the holder or holders of such Indebtedness to accelerate, the maturity of such Indebtedness; or

          (h) any Loan Document shall (other than with the consent of the Majority Banks), at any time after its execution and delivery and for any reason, cease to be in full force and effect or to provide the Liens contemplated thereby, or shall be declared to be null and void, or the validity or enforceability thereof or of the Liens contemplated thereby shall be contested by any Person party to the Loan Documents or any such Person shall deny that it has any or further liability or obligation under any Loan Document; or

          (i) the Borrower or any of its Subsidiaries shall be adjudicated insolvent, or shall generally not pay, or admit in writing its inability to pay, its debts as they mature, or make a general assignment for the benefit of creditors, or any proceeding shall be instituted by any such Person seeking to adjudicate it insolvent, seeking liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property, or the Borrower or any of its Subsidiaries shall take any action in furtherance of any of the actions set forth above in this
SECTION 7.01(i); or

          (j) any proceeding of the type referred to in SECTION 7.01(i) is filed, or any such proceeding is commenced against the Borrower or any of its Subsidiaries or any such Person by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order for relief is entered in an involuntary case under the bankruptcy law of the United States, or an order, judgment or decree is entered appointing a trustee, receiver, custodian, liquidator or similar official or adjudicating any such Person insolvent, or approving the petition in any such proceedings, and such order, judgment or decree remains in effect for sixty (60) days; or

          (k) a final judgment or order for the payment of money in excess of $500,000 (net of acknowledged, uncontested insurance coverage) shall be rendered against the Borrower or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) a stay of enforcement of such judgment or order by reason of a pending appeal or otherwise, shall not be in effect for any period of thirty
(30) consecutive days; or

          (l) if (i) any Pension Plan shall fail to satisfy the minimum funding standards of ERISA or the Internal Revenue Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Internal Revenue Code, (ii) a notice of intent to terminate any Pension Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under Section 4042 of ERISA to terminate or appoint a trustee to administer any Pension Plan or the PBGC shall have notified the Borrower or any ERISA Affiliate or Subsidiary that a Pension Plan may become a subject to any such proceedings,
(iii) the aggregate "amount of unfunded benefit liabilities"


                                   -37-                      REVOLVING FACILITY

(within the meaning of Section 4001(a)(18) of ERISA) under all Pension Plans, determined in accordance with Title IV of ERISA, shall exceed $100,000, (iv) the Borrower or any ERISA Affiliate or Subsidiary shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA, the penalty or excise tax provisions of the Internal Revenue Code relating to employee benefit plans and/or other liability with respect to one or more Other Benefit Plans, (v) the Borrower or any ERISA Affiliate or Subsidiary withdraws from any Multiemployer Plan, (vi) the Borrower or any ERISA Affiliate or Subsidiary fails to make any contribution due, or payment to, any Pension Plan, Multiemployer Plan and/or Other Benefit Plan, or (vii) the Borrower or any ERISA Affiliate or Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Borrower or any ERISA Affiliate or Subsidiary thereunder, and any such event or events described in clauses (i) through (vii) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

          (m)  any event which has a Material Adverse Effect shall occur; or

          (n)  a Change of Control shall occur; or

          (o) an "Event of Default" shall occur under the Acquisition Credit Agreement; or

          (p)  an "Event of Default" shall occur under the Indenture;

then, (i) upon the occurrence of any Event of Default described in
SECTION 7.01(i) or SECTION 7.01(j), (A) the Commitments shall automatically terminate and (B) the entire unpaid principal amount of all Loans, all interest accrued and unpaid thereon, and all other amounts payable by the Borrower under this Agreement, the Notes, the other Loan Documents and any other agreement or security document contemplated by or delivered in connection with this Agreement shall automatically become immediately due and payable, without presentment for payment, demand, protest, notice of intent to accelerate, notice of acceleration or further notice of any kind, all of which are hereby expressly waived by the Borrower, and (ii) upon the occurrence of any Event of Default, the Agent may, and upon the direction of the Majority Banks shall, by notice to the Borrower
(A) declare the Commitments to be terminated, whereupon the same shall forthwith terminate and (B) declare the entire unpaid principal amount of all Loans, all interest accrued and unpaid thereon, and all other amounts payable by the Borrower under this Agreement, the Notes, the other Loan Documents and any other agreement or security document contemplated by or delivered in connection with this Agreement, to be forthwith due and payable, whereupon all such amounts shall become and be forthwith due and payable, without presentment for payment, demand, protest, notice of intent to accelerate, notice of acceleration or further notice of any kind, all of which are hereby expressly waived by the Borrower.

          Section 7.02. SETOFF IN EVENT OF DEFAULT. Upon the occurrence and during the continuance of any Event of Default, each member of the Bank Group is hereby authorized, at any


                                   -38-                      REVOLVING FACILITY
time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower) and to the fullest extent permitted by applicable law, to setoff and apply any and all deposits at any time held and other indebtedness at any time owing by such member of the Bank Group (or any branch, subsidiary or affiliate of such member of the Bank Group) to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower or any other Person, now or hereafter existing under this Agreement, the Notes or the other Loan Documents, irrespective of whether or not such member of the Bank Group shall have made any demand for satisfaction of such obligations and although such obligations may be unmatured. Any member of the Bank Group exercising such right agrees to notify the Borrower promptly after any such setoff and application made by such Person; PROVIDED, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Bank Group under this SECTION 7.02 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Bank Group may have hereunder or under any applicable law.

          Section 7.03. NO WAIVER; REMEDIES. No failure on the part of any member of the Bank Group to exercise, or any delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided in any of the other Loan Documents or by law.

          Section 7.04. HYDROCARBON PROCEEDS. Notwithstanding that, by the terms of the various Security Documents, Borrower is and will be absolutely and unconditionally assigning to the Agent for the ratable benefit of the Banks all Hydrocarbons and all proceeds therefrom accruing to the interest of the Borrower in the Mortgaged Property, so long as no Event of Default has occurred the Borrower shall have the right (revocable at any time by the Agent upon the occurrence of an Event of Default) to receive from the purchasers of production all such Hydrocarbon proceeds, subject, however, to the Liens created under the Security Documents, which Liens are hereby affirmed and ratified. Upon the occurrence of an Event of Default, the Agent may exercise all rights and remedies granted under the Security Documents, including the right to obtain possession of all such Hydrocarbon proceeds then held by the Borrower or to receive directly from the purchasers of production all other such Hydrocarbon proceeds. In no case shall any failure, whether purposed or inadvertent, by the Agent to collect directly any such Hydrocarbon proceeds constitute in any way a waiver, remission or release of any of its rights under the Security Documents, nor shall any release of any such Hydrocarbon proceeds by the Agent to the Borrower constitute a waiver, remission or release of any other such Hydrocarbon proceeds or of any rights of the Agent to collect other such proceeds thereafter.

          Section 7.05. APPLICATION OF PROCEEDS AFTER ACCELERATION. If any Event of Default shall have occurred and be continuing, and if the Obligations have become due and payable, all cash collateral held by the Agent under this Agreement and the proceeds of any sale, disposition or other realization by the Agent upon the Mortgaged Property (or any portion thereof) pursuant to the


                                   -39-                      REVOLVING FACILITY

Security Documents, shall be distributed in whole or in part by the Agent in the following order of priority, unless otherwise directed by all of the Banks:

          FIRST, to the Agent and the Co-Agent, ratably, in an amount equal to all costs and expenses of the Agent and the Co-Agent due and payable as of the date of such distribution;

          SECOND, to the Banks, ratably, in an amount equal to all accrued interest and fees owing to the Banks under the Credit Agreement due and payable as of the date of such distribution; PROVIDED, HOWEVER, that in case such proceeds shall be insufficient to pay in full all such Obligations, then to the payment thereof to the Banks, ratably, in proportion to its percentage of the sum of the aggregate amounts of all such Obligations;

          THIRD, to the Banks, ratably, in an amount equal to the principal of all Loans owing to the Banks under the Credit Agreement due and payable as of the date of such distribution; PROVIDED, HOWEVER, that in case such proceeds shall be insufficient to pay in full all such Obligations, then to the payment thereof to the Banks, ratably, in proportion to its percentage of the sum of the aggregate amounts of all such Obligations;

          FOURTH, to the Banks, ratably, in an amount equal to all amounts owing to the Banks under all Bank Group Derivatives due and payable as of the date of such distribution; PROVIDED, HOWEVER, that in case such proceeds shall be insufficient to pay in full all such Obligations, then to the payment thereof to the Banks, ratably, in proportion to its percentage of the sum of the aggregate amounts of all such Obligations;

          FIFTH, to the Banks in an amount equal to all other Obligations due and payable as of the date of such distribution; PROVIDED, HOWEVER, that in case such proceeds shall be insufficient to pay in full all such Obligations, then to the payment thereof to the Banks, ratably, in proportion to its percentage of the sum of the aggregate amounts of all such Obligations; and

          SIXTH, to the extent of any surplus, to the Borrower, as its interests may appear, except as may be provided otherwise by law;

it being understood that the Borrower shall remain liable to the extent of any deficiency between the amount of the proceeds of the Mortgaged Property and the aggregate of the sums referred to in clauses FIRST through FIFTH above.


                                   -40-                      REVOLVING FACILITY

                                  ARTICLE VIII
                           THE AGENT AND THE CO-AGENT

          Section 8.01. AUTHORIZATION AND ACTION. Each Bank hereby appoints and authorizes the Agent to take such action in such capacity on such Bank's behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes or of amounts owing under the other Loan Documents), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks, and such instructions shall be binding upon all Banks and any other holders of Notes; PROVIDED, HOWEVER, that the Agent shall not be required to take any action which exposes it to personal liability or which is contrary to the Loan Documents or applicable law. The Agent is hereby expressly authorized on behalf of the other members of the Bank Group, without hereby limiting any implied authority, (a) to receive on behalf of each of the other members of the Bank Group any payment of principal of or interest on the Loans outstanding hereunder, and all other amounts accrued hereunder paid to such Persons, and promptly to distribute to each other member of the Bank Group its proper share of all payments so received; (b) to give notice within a reasonable time on behalf of each other member of the Bank Group to the Borrower of any Default or Event of Default specified in this Agreement of which the Agent has actual knowledge as provided in SECTION 8.09; (c) to distribute to the other members of the Bank Group copies of all notices, agreements and other material as provided for in this Agreement as received by such Person; and (d) to distribute to the Borrower any and all requests, demands and approvals received by such Person from any other member of the Bank Group. Nothing herein contained shall be construed to constitute the Agent as a trustee for any holder of the Notes or of a participation therein, nor to impose on the Agent any duties or obligations other than those expressly provided for in the Loan Documents.

          Section 8.02. RELIANCE, ETC. None of the Agent, its Affiliates and their directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement (INCLUDING ANY ACT OR OMISSION CONSTITUTING ORDINARY NEGLIGENCE, WHETHER SOLE OR CONTRIBUTORY, ON BEHALF OF SUCH PERSON), except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (a) may treat the payee of any Note as the holder thereof until the Agent receives and accepts an Assignment and Acceptance entered into by the Bank which is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in SECTION 9.02;
(b) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or the other Loan Documents; (d) shall


                                   -41-                    REVOLVING FACILITY
not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of the Borrower or any other Person or to inspect the property (including the books and records) of the Borrower or any other Person;
(e) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document, any collateral provided for therein, or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties. None of the Agent, its Affiliates and their directors, officers, employees or agents shall have any responsibility to the Borrower on account of the failure or delay in performance or breach by any Bank of any of its obligations hereunder or to any Bank on account of the failure of or delay in performance or breach by any other Bank or the Borrower of any of its obligations hereunder or in connection herewith.

          Section 8.03. BTCO AND AFFILIATES. Without limiting the right of any other Bank to engage in any business transactions with the Borrower or any of its Affiliates, with respect to its Commitment, the Loans made by it and the Notes issued to it, Bankers Trust Company ("BTCO") shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Bank or the Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include BTCo in its individual capacity. BTCo, or any of its Affiliates, may be engaged in, or may hereafter engage in, one or more loan, letter of credit, leasing, derivative or other financing activities not the subject of the Loan Documents (collectively, the "OTHER FINANCINGS") with the Borrower or any of its Affiliates, or may act as trustee on behalf of, or depositary for, or otherwise engage in other business transactions with the Borrower or any of its Affiliates (all Other Financings and other such business transactions being collectively, the "OTHER ACTIVITIES") with no responsibility to account therefor to the Banks. Without limiting the rights and remedies of the Banks specifically set forth in the Loan Documents, no other Bank shall have any interest in (a) any Other Activities, (b) any present or future guarantee by or for the account of the Borrower not contemplated or included in the Loan Documents, (c) any present or future offset exercised by BTCo in respect of any such Other Activities, (d) any present or future property taken as security for any such Other Activities or (e) any property now or hereafter in the possession or control of BTCo which may be or become security for the obligations of the Borrower under the Loan Documents by reason of the general description of indebtedness secured, or of property, contained in any other agreements, documents or instruments related to such Other Activities; PROVIDED, that if any payment in respect of such guarantees or such property or the proceeds thereof shall be applied to reduction of the obligations evidenced hereunder and by the Notes, then each Bank shall be entitled to share in such application according to its pro rata portion of such obligations.

          Section 8.04. BANK CREDIT DECISION. Each Bank acknowledges that it has, independently and without reliance upon any other member of the Bank Group and based on the financial statements referred to in SECTION 4.06 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each


                                   -42-                    REVOLVING FACILITY

Bank also acknowledges that it will, independently and without reliance upon any other member of the Bank Group and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

          Section 8.05. INDEMNIFICATION. The Banks agree to indemnify each of the Agent and the Co-Agent, its Affiliates or any of their respective directors, officers, agents or employees (to the extent not reimbursed by the Borrower), ratably according to its Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against any such Person in any way relating to or arising out of this Agreement or the other Loan Documents or any action taken or omitted by any such Person under this Agreement or the other Loan Documents, PROVIDED, that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Person's gross negligence or willful misconduct. IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT THE AGENT, THE CO-AGENT AND THEIR AFFILIATES AND THEIR RESPECTIVE DIRECTORS, OFFICERS, AGENTS OR EMPLOYEES SHALL BE INDEMNIFIED AND HELD HARMLESS AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND ARISING OUT OF OR RESULTING FROM THE ORDINARY NEGLIGENCE (WHETHER SOLE OR CONTRIBUTORY) OF SUCH PERSON. Neither the Agent nor the Co-Agent shall be required to do any act hereunder or under any other document or instrument delivered hereunder or in connection herewith or take any action toward the execution or enforcement of the agencies hereby created, or to prosecute or defend any suit in respect of this Agreement or the Loan Documents or any collateral security, unless indemnified to its satisfaction by the holders of the Notes against loss, cost, liability, and expense. If any indemnity furnished to the Agent and the Co-Agent, for any purpose is, in the opinion of such Person insufficient or becomes impaired, such Person may call for additional indemnity and not commence or cease to do the acts indemnified against until such additional indemnity is furnished. Without limitation of the foregoing, each Bank agrees to reimburse the Agent or the Co-Agent, promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by such Person in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Loan Documents, to the extent that the Agent is not reimbursed for such expenses by the Borrower.

          Section 8.06. EMPLOYEES OF THE AGENT. The Agent may execute any of its duties under this Agreement, the other Loan Documents and any instrument, agreement or document executed, issued or delivered pursuant hereto or thereto or in connection herewith or therewith, by or through employees, agents and attorneys-in-fact, and shall not be answerable for the default or misconduct of any such employee, agent or attorney-in-fact selected by it with reasonable care. The Agent may, and upon the written instruction of the Majority Banks shall, enforce on behalf of the


                                   -43-                    REVOLVING FACILITY

Banks any claims which the Agent and/or the Banks may have against any such employee, agent or attorney-in-fact, and any recovery therefrom shall be applied for the pro rata benefit of the Banks.

          Section 8.07. SUCCESSOR AGENT. The Agent may resign at any time by giving written notice thereof to the other members of the Bank Group and the Borrower and may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Banks, and shall have accepted such appointment, within thirty (30) days after the retiring Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank or corporation organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement, subject to the requirement that such retiring Agent will execute such documents and take such actions as may be necessary or desirable to cause the successor Agent to be vested with all such rights, powers, privileges and duties. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this ARTICLE VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. All reasonable costs and expenses incurred by the Bank Group in connection with any amendments or other documentation required by this SECTION 8.07 shall be paid by the Borrower pursuant to SECTION 9.04 hereof.

          Section 8.08. SUCCESSOR CO-AGENT. The Co-Agent may resign at any time by giving written notice thereof to the other members of the Bank Group and the Borrower and may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Co-Agent. If no successor Co-Agent shall have been so appointed by the Majority Banks, and shall have accepted such appointment, within thirty (30) days after the retiring Co-Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Co-Agent, then the retiring Co-Agent may, on behalf of the Banks, appoint a successor Co-Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Co-Agent hereunder by a successor Co-Agent, such successor Co-Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Co-Agent, and the retiring Co-Agent shall be discharged from its duties and obligations under this Agreement, subject to the requirement that such retiring Co-Agent will execute such documents and take such actions as may be necessary or desirable to cause the successor Co-Agent to be vested with all such rights, powers, privileges and duties. After any retiring Co-Agent's resignation or removal hereunder as Co-Agent, the provisions of this
ARTICLE VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Co-Agent under this Agreement. All reasonable costs and expenses incurred by the Bank Group in connection with any amendments or other documentation required by this SECTION 8.08 shall be paid by the Borrower pursuant to SECTION 9.04 hereof.


                                   -44-                    REVOLVING FACILITY

          Section 8.09. NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless it shall have received notice from a Bank or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default" or "notice of event of default," as applicable. If the Agent receives such a notice from the Borrower, the Agent shall give notice thereof to the other members of the Bank Group and, if such notice is received from a Bank, the Agent shall give notice thereof to the other members of the Bank Group and the Borrower. The Agent shall be entitled to take action or refrain from taking action with respect to such Default or Event of Default as provided in this ARTICLE VIII.

          Section 8.10. EXECUTION OF LOAN DOCUMENTS. Each member of the Bank Group hereby authorizes and directs the Agent to execute and deliver on its behalf each Loan Document to be executed by the Agent pursuant to the terms of this Agreement.


                                   ARTICLE IX
                                  MISCELLANEOUS












                                   -45-                    REVOLVING FACILITY

          Section 9.01. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement, any Note or any other Loan Document, or consent to any departure by any Person herefrom or therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Majority Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, that no amendment, waiver or consent shall, unless in writing and signed by all the Banks, do any of the following: (a) waive any of the conditions specified in
ARTICLE III, (b) increase the Commitments of the Banks or subject the Banks to any additional obligations, (c) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (e) release the Borrower or any other Person from its payment obligations to the Bank Group, regardless of whether such obligations are those of a primary obligor, a guarantor or surety, or otherwise,
(f) authorize the Agent to release Liens against a substantial portion of any collateral covered by the Security Documents, (g) take action which expressly requires the signing of all the Banks pursuant to the terms of this Agreement,
(h) reduce the Commitment Percentages or the aggregate unpaid principal amount of the Notes, or the number of Banks, as the case may be, required for the Agent or the Banks or any of them to take any action under this Agreement or reduce the percentage of Majority Banks or (i) amend this SECTION 9.01; PROVIDED, FURTHER, that no amendment, waiver or consent shall (1) unless in writing and signed by the Co-Agent in addition to the Banks required above to take such action, effect the rights or duties of the Co-Agent under this Agreement or any other Loan Documents and (2) unless in writing and signed by the Agent in addition to the Banks required above to take such action, affect the rights or duties of the Agent under this Agreement or any other Loan Document. Notwithstanding the foregoing, the Agent may (without the consent of the Banks) release the Lien created under the Security Documents on any assets of the Borrower or any of its Subsidiaries if the sale of such assets is permitted under SECTION 6.07.

          Section 9.02. PARTICIPATION AGREEMENTS AND ASSIGNMENTS. (a) Each Bank may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Loans owing to it, the Note or the Notes held by it and the other Loan Documents); PROVIDED, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations of the assignor under this Agreement, the other Loan Documents and the Acquisition Loan Documents, and no assignment shall be made unless it covers a pro rata share of all rights and obligations of such assignor under this Agreement, the other Loan Documents and the Acquisition Loan Documents, (ii) the amount of the Commitment of the assigning Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall, unless otherwise agreed to by the Agent or unless such assignment is to a member of the Bank Group, in no event be less than $5,000,000, (iii) each such assignment to an Eligible Assignee who is not a member of the Bank Group must be approved by the Agent and, so long as no Default exists, the Borrower, which approval shall not be unreasonably withheld and (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register (defined below), an Assignment and Acceptance, together with any Note subject to such assignment and a recordation fee in the aggregate amount of $3,500 for processing such assignment and the


                                   -46-                    REVOLVING FACILITY
related assignment under the Acquisition Credit Agreement. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank under the Loan Documents, (y) the assigning Bank thereunder shall, to the extent that rights and obligations under the Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from further obligations under the Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto) and (z) be deemed to have made, as of such effective date, to the Agent and the Borrower the representations and warranties set forth in SECTION 2.12(f) hereof.

          (b) By executing and delivering an Assignment and Acceptance, the assigning Bank thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Person or the performance or observance by the Borrower or any other Person of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with copies of the financial statements referred to in SECTION 4.06 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;
(iv) such assignee will, independently and without reliance upon any member of the Bank Group (including such assigning Bank) and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent, to take such action on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to such Person by the terms thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Bank.

          (c)  The Agent shall maintain at its address referred to in
SECTION 9.03 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Loans owing to, each Bank from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower and each member of the Bank Group may treat each Person whose name is recorded in the Register as a Bank


                                   -47-                    REVOLVING FACILITY
hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any member of the Bank Group at any reasonable time and from time to time upon reasonable prior notice.

          (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an assignee representing that it is an Eligible Assignee, together with any Notes subject to such assignment and the administrative fee payable to the Agent for such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of
EXHIBIT 9.02 hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five (5) Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for the surrendered Notes, new Notes to the order of such Eligible Assignee in an amount corresponding to the Commitment assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Bank has retained a Commitment hereunder, new Notes to the order of the assigning Bank in an amount corresponding to the Commitment retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form prescribed by SECTION 2.05 hereto.

          (e) Each Bank may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Loans owing to it); PROVIDED, that (i) such Bank's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) and the other Loan Documents shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, and the participating banks or other entities shall not be considered a "Bank" for purposes of the Loan Documents, (iii) the participating banks or other entities shall be entitled to the cost protection provisions contained in SECTIONS 2.12 through 2.15 to the same extent that the Bank from which such participating bank or other entity acquired its participation would be entitled to the benefit of such cost protection provisions, and (iv) the Borrower and the other members of the Bank Group shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and the other Loan Documents, and such Bank shall retain the sole right to enforce the obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers with respect to the amounts of any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans or the dates fixed for payments of principal or interest on the Loans).

          (f) Any Bank may at any time pledge or assign all or any portion of its rights under this Agreement and the other Loan Documents to any Federal Reserve Bank without notice to or consent of the Borrower. No such pledge or assignment shall release the assigning Bank from its obligations hereunder.


                                   -48-                    REVOLVING FACILITY

          (g) The Agent and each Bank may furnish any information concerning the Borrower or its Subsidiaries in the possession of the Agent or such Bank from time to time to Affiliates of the Agent or such Bank (including without limitation, in the case of Bankers Trust Company, BT Securities Corporation and its employees, to the extent necessary for the purposes contemplated by this Agreement, including, without limitation, the syndication of the credit facilities contemplated hereby) and, in the case of each Bank, to assignees and participants (including prospective assignees and participants) of such Bank. Each Bank will take reasonable steps to protect the confidentiality of any information concerning the Borrower or its Subsidiaries provided to a respective participant or assignee and known by such Bank to be confidential, and, if requested by the Borrower, such Bank will identify the prospective assignees and participants that have received such information.

          Section 9.03. NOTICES. All correspondence, statements, notices, requests and demands (collectively "COMMUNICATIONS") shall be in writing (including telegraphic Communications) and mailed, telegraphed, telecopied, facsimile transmitted or delivered as follows:

     if to the Borrower --

          Costilla Energy, Inc.
          400 West Illinois, Suite 1000
          Midland, Texas 79701
          P. O. Box 10369
          Midland, Texas 79702
          Attention: Bobby Page
          Telecopier: 915-686-6080


     if to the Agent--

          Bankers Trust Company
          130 Liberty Street, 14th Floor
          New York, New York 10006
          Attention: Deal Administrator
          Telecopier: 212-250-6029 or 212-250-7351

     with a copy to --

          BT Securities Corporation
          909 Fannin Street, Suite 3000
          Houston, Texas 77010
          Attention: Richard J. Doleshek
          Telecopier: 713-759-6708



                                   -49-                    REVOLVING FACILITY
if to any Bank, at its Domestic Lending Office, or as to each such party, at such other address as such party shall designate in a written Communication to each of the other parties hereto. All such Communications shall be effective, in the case of written or telegraphed Communications, when deposited in the mails or delivered to the telegraph company, respectively, and, in the case of a Communication by telecopy or facsimile transmission, when telecopied or transmitted against receipt of a confirmation, in each case addressed as aforesaid, except that Communications to any member of the Bank Group pursuant to ARTICLE II and ARTICLE VIII shall not be effective until received by such Persons.

          Section 9.04. COSTS AND EXPENSES. The Borrower agrees to pay on demand (a) all reasonable costs and expenses of the Agent (including, without limitation, fees and expenses of legal counsel, consultants and engineers of the Agent), incurred in connection with the preparation, execution, delivery, filing, administration and recording of the Loan Documents and any other agreements or security documents delivered in connection with or pursuant to any of the Loan Documents, any amendment, waiver or other modification relating to the foregoing, and the syndication of this Agreement both before and after the date hereof (other than the legal fees of the Agent's counsel incurred in connection with the initial preparation and execution of the Loan Documents to be borne by the Agent under that certain fee letter dated July 31, 1997), and
(b) all reasonable costs and expenses of any member of the Bank Group incurred in connection with the enforcement of the Loan Documents and any other agreements or security documents executed in connection with or pursuant to any of the Loan Documents, including, but not limited to, the reasonable fees and out-of-pocket expenses of counsel for any member of the Bank Group, and local counsel who may be retained by such counsel, with respect thereto, and the costs and expenses in connection with the custody, preservation, use or operation of, or the sale of, or collection from, or other realization upon the sale of, or collection from, or other realization upon any collateral covered by any of the other documents executed in connection with or pursuant to any of the Loan Documents. The agreements of Borrower contained in this SECTION 9.04 shall survive the termination of the Commitments and the payment of all other amounts owing hereunder or under any of the other Loan Documents.

          Section 9.05. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Agent, the Banks and their respective successors and assigns, except that the Borrower may not assign or transfer its rights hereunder without the prior written consent of the Banks.

          Section 9.06. INDEPENDENCE OF COVENANTS. All covenants contained in the Loan Documents and the Acquisition Loan Documents shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that such action or condition would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default hereunder of a "Default" or an "Event of Default" under the Acquisition Credit Agreement or an Event of Default if such action is taken or condition exists.


                                   -50-                    REVOLVING FACILITY

          Section 9.07. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in this Agreement and the other Loan Documents or made in writing by the Borrower in connection herewith or therewith, shall survive the execution and delivery of this Agreement, the Notes and the other Loan Documents, and the repayment of the Loans. Any investigation by any member of the Bank Group shall not diminish in any respect whatsoever its right to rely on such representations and warranties.

          Section 9.08. SEPARABILITY. Should any clause, sentence, paragraph, subsection, Section or Article of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the parties hereto agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom by the parties hereto, and the remainder will have the same force and effectiveness as if such stricken part or parts had never been included herein.

          Section 9.09. CAPTIONS. The captions in this Agreement have been inserted for convenience only and shall be given no substantive meaning or significance whatsoever in construing the terms and provisions of this Agreement.

          Section 9.10. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement.

          Section 9.11. GOVERNING LAW. THIS AGREEMENT (INCLUDING THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Chapter 15, Subtitle 3, Title 79, of the Revised Civil Statutes of Texas, 1925, as amended (relating to revolving loans and revolving triparty accounts), shall not apply to this Agreement or the Notes or the transactions contemplated hereby.

          Section 9.12. SUBMISSION TO JURISDICTION. (a) The Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any New York state court located in the Borough of Manhattan, City and State of New York, or any federal court located in the Southern District of New York over any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents, and the Borrower irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court; PROVIDED, nothing in this SECTION 9.12 is intended to waive the right of any member of the Bank Group to remove any such action or proceeding commenced in any such New York state court to an appropriate New York federal court to the extent the basis for such removal exists under applicable law. The Borrower hereby irrevocably appoints CT Corporation (the "PROCESS AGENT"), with an office on the date hereof at 1633 Broadway, New York, New York 10019, as its agent to receive on behalf of it and its


                                   -51-                    REVOLVING FACILITY
properties service of copies of the summons and complaint and any other process which may be served in any such action or proceeding. Such service may be made by mailing by certified mail a copy of such process to the Borrower in care of the Process Agent at the Process Agent's above address, with a copy to such Person at its address specified herein and the Borrower hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, the Borrower also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing by certified mail of copies of such process to it at its address specified herein. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          (b) Nothing in this SECTION 9.12 shall affect the right of any member of the Bank Group to serve legal process in any other manner permitted by law or affect the right of any member of the Bank Group to bring any action or proceeding against the Borrower, or such Person's properties, in the courts of any other jurisdiction.

          Section 9.13. LIMITATION ON INTEREST. Each provision in this Agreement and each other Loan Document is expressly limited so that in no event whatsoever shall the amount paid, or otherwise agreed to be paid, by the Borrower for the use, forbearance or detention of the money to be loaned under this Agreement or any other Loan Document or otherwise (including any sums paid as required by any covenant or obligation contained herein or in any other Loan Document which is for the use, forbearance or detention of such money), exceed that amount of money which would cause the effective rate of interest to exceed the Highest Lawful Rate, and all amounts owed under this Agreement and each other Loan Document shall be held to be subject to reduction to the effect that such amounts so paid or agreed to be paid which are for the use, forbearance or detention of money under this Agreement or such Loan Document shall in no event exceed that amount of money which would cause the effective rate of interest to exceed the Highest Lawful Rate. To the extent that the Highest Lawful Rate applicable to a Bank is at any time determined by Texas law, such rate shall be the "indicated rate ceiling" described in Section (a)(1) of Article 1.04 of Chapter 1, Subtitle 1, Title 79, of the Revised Civil Statutes of Texas, 1925, as amended; PROVIDED, to the extent permitted by such Article, the Banks from time to time by notice from the Agent to Borrower may revise the aforesaid election of such interest rate ceiling as such ceiling affects the then-current or future balances of the Loans outstanding under the Notes. Notwithstanding any provision in this Agreement or any other Loan Document to the contrary, if the maturity of the Notes or the obligations in respect of the other Loan Documents are accelerated for any reason, or in the event of prepayment of all or any portion of the Notes or the obligations in respect of the other Loan Documents by the Borrower or in any other event, earned interest on the Loans and such other obligations of the Borrower may never exceed the maximum amount permitted by applicable law, and any unearned interest otherwise payable under the Notes or the obligations in respect of the other Loan Documents that is in excess of the maximum amount permitted by applicable law shall be cancelled automatically as of the date of such acceleration or prepayment or other such event and, if theretofore paid, shall be credited on the principal of the Notes or, if the principal of the Notes has been paid in full, held as collateral for any contingent or unmatured obligation of the Borrower, or,


                                   -52-                    REVOLVING FACILITY
if there are no contingent or unmatured obligations of the Borrower then outstanding, refunded to the Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate, the Borrower and the Banks shall, to the maximum extent permitted by applicable law, amortize, prorate, allocate and spread, in equal parts during the period of the actual term of this Agreement, all interest at any time contracted for, charged, received or reserved in connection with this Agreement.

          Section 9.14. INDEMNIFICATION. The Borrower agrees to indemnify, defend and hold the Agent and each member of the Bank Group, their Affiliates and their officers, employees, agents, directors, shareholders and Affiliates (collectively, "INDEMNIFIED PERSONS") harmless from and against any and all loss, liability, damage, judgment, claim, deficiency or reasonable expense (including interest, penalties, reasonable attorneys' fees and amounts paid in settlement) incurred by or asserted against any Indemnified Person arising out of, in any way connected with, or as a result of (i) the execution and delivery of this Agreement and the other documents contemplated hereby, the performance by the parties hereto and thereto of its obligations hereunder and thereunder (including but not limited to the making of the Commitments of each Bank) and consummation of the transactions contemplated hereby and thereby, (ii) the actual or proposed use of the proceeds of the Loans, (iii) any violation by the Borrower or any of its Subsidiaries of any Requirement of Law, including but not limited to Environmental Laws, (iv) ownership by the Bank Group of any real or personal property following foreclosure under the Security Documents, to the extent such losses, liabilities, damages, judgments, claims, deficiencies or expenses arise out of or result from the presence, disposal or release of any hazardous materials or solid waste in, on or under such property during the period owned, leased or operated by the Borrower or any of its Subsidiaries, including, without limitation, losses, liabilities, damages, judgments, claims, deficiencies or expenses which are imposed under Environmental Laws upon Persons by virtue of their ownership, (v) any member of the Bank Group being deemed an operator of any such real or personal property in circumstances in which no member of the Bank Group is generally operating or generally exercising control over such property, to the extent such losses, liabilities, damages, judgments, claims, deficiencies or expenses arise out of or result from any hazardous materials or solid waste located in, on or under such property or (vi) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnified Person is a party thereto; PROVIDED that such indemnity shall not apply to any such losses, claims, damages, liabilities or related expenses that are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Person. WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, IT IS THE EXPRESS INTENTION OF THE BORROWER THAT EACH INDEMNIFIED PERSON SHALL BE INDEMNIFIED AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DEFICIENCIES, JUDGMENTS OR REASONABLE EXPENSES ARISING OUT OF OR RESULTING FROM THE ORDINARY NEGLIGENCE (WHETHER SOLE OR CONTRIBUTORY) OF SUCH INDEMNIFIED PERSON. THE OBLIGATIONS OF THE BORROWER UNDER THIS SECTION 9.14 SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT.


                                   -53-                    REVOLVING FACILITY

          Section 9.15. CONFIDENTIALITY. In the event that the Borrower provides to the Agent or the Banks written confidential information belonging to the Borrower, if the Borrower shall denominate such information in writing as "confidential," the Agent and the Banks shall thereafter maintain such information in confidence in accordance with the standards of care and diligence that each utilizes in maintaining its own confidential information. This obligation of confidence shall not apply to such portions of the information which (i) are in the public domain, (ii) hereafter become part of the public domain without the Agent or the Banks breaching their obligation of confidence to the Borrower, (iii) are previously known by the Agent or the Banks from some source other than the Borrower, (iv) are hereafter obtained by or available to the Agent or the Banks from a third party who owes no obligation of confidence to the Borrower with respect to such information or through any other means other than through disclosure by the Borrower, (vi) are disclosed with the Borrower's consent, (vii) must be disclosed either pursuant to any Requirements of Law or to Persons regulating the activities of the Agent or the Banks, or
(viii) as may be required by law or regulation or order of any Governmental Authority in any judicial, arbitration or governmental proceeding. Further, the Agent or a Bank may disclose any such information to any other Bank, any independent petroleum engineers or consultants, any independent certified public accountants, any legal counsel employed by such Person in connection with this Agreement or any Security Document, including without limitation, the enforcement or exercise of all rights and remedies thereunder, or any assignee or participant (including prospective assignees and participants) in the Loans; provided, however, that the Agent or Bank imposes on the Person to whom such information is disclosed the same obligation to maintain the confidentiality of such information as is imposed upon it hereunder. Notwithstanding anything to the contrary provided herein, this obligation of confidence shall cease three
(3) years from the date the information was furnished, unless the Borrower requests in writing at least thirty (30) days prior to the expiration of such three year period, to maintain the confidentiality of such information for an additional three year period. The Borrower waives any and all other rights it may have to confidentiality as against the Agent and the Banks arising by contract, agreement, statute or law except as expressly stated in this
SECTION 9.15.

          Section 9.16. FINAL AGREEMENT OF THE PARTIES. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.




                                   -54-                    REVOLVING FACILITY

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by its officers thereunto duly authorized as of the date first above written.

                                       COSTILLA ENERGY, INC.


                                       By:  /s/ Michael J. Grella
                                          ----------------------------------
                                       Name:  Michael J. Grella
                                       Title: President


                                       BANKERS TRUST COMPANY, as Agent


                                       By: /s/
                                          ----------------------------------
                                       Name:
                                       Title:


                                       UNION BANK OF CALIFORNIA, N.A.,
                                         as Co-Agent


                                       By: /s/
                                          ----------------------------------
                                       Name:
                                       Title:






                                   -55-                      REVOLVING FACILITY

                                       Bank:
                                       -----

Commitment: $37,500,000.00             BANKERS TRUST COMPANY


                                       By: /s/
                                          ----------------------------------
                                       Name:
                                       Title:

                                       Address:

                                       130 Liberty Street, 14th Floor
                                       New York, New York 10006

                                       Telecopy No.: (212) 250-6029

                                       DOMESTIC LENDING OFFICE

                                       Bankers Trust Company
                                       130 Liberty Street, 14th Floor
                                       New York, New York 10006

                                       EURODOLLAR LENDING OFFICE

                                       Bankers Trust Company
                                       130 Liberty Street, 14th Floor
                                       New York, New York 10006


                                                            REVOLVING FACILITY

                                       Bank:
                                       -----

Commitment: $37,500,000.00             UNION BANK OF CALIFORNIA, N.A.


                                       By: /s/
                                          ----------------------------------
                                       Name:
                                       Title:

                                       Address:

                                       500 North Akard, Suite 4200
                                       Dallas, Texas 75201

                                       Telecopy No.: 214-922-4209

                                       DOMESTIC LENDING OFFICE

                                       Union Bank of California, N.A.
                                       445 South Figueroa Street
                                       Los Angeles, California 90071

                                       EURODOLLAR LENDING OFFICE

                                       Union Bank of California, N.A.
                                       445 South Figueroa Street
                                       Los Angeles, California 90071



                                                            REVOLVING FACILITY

                                    ANNEX  A
                                   DEFINITIONS

          "ACQUISITION" means the transfer of the Acquisition Properties by Ballard Petroleum LLC to the Borrower.

          "ACQUISITION CREDIT AGREEMENT" means that certain Acquisition Credit Agreement by and among, the Borrower, the Agent and the Banks dated of even date herewith as the same may from time to time be amended, supplemented, restated or modified and in effect.

          "ACQUISITION DOCUMENTS" means, collectively, the Purchase and Sale Agreement by and between the Borrower and Ballard Petroleum LLC dated as of July 2, 1997 and all documents, assignments and agreements related thereto.

          "ACQUISITION FACILITY COMMITMENT" means, as of any date, the amount equal to the sum of the Banks' commitments under the Acquisition Credit Agreement.

          "ACQUISITION LOAN DOCUMENTS" means the Loan Documents (as defined in the Acquisition Credit Agreement).

          "ACQUISITION MORTGAGE" means the Mortgage-Collateral Real Estate Mortgage, Deed of Trust, Line of Credit Mortgage, Assignment of Production, Security Agreement and Financing Statement of even date herewith executed by the Borrower in favor of the Agent covering the Acquisition Properties, as same may be amended, supplemented, restated or otherwise modified from time to time.

          "ACQUISITION PROPERTIES" means the Oil and Gas Properties and other related assets owned by Ballard Petroleum LLC, that are to be sold and assigned to the Borrower under the terms of the Acquisition Documents.

          "AFFILIATE" means, when used with respect to any Person, any other Person (including any member of the immediate family of any such natural person) who directly or indirectly beneficially owns or controls five percent (5%) or more of the total voting power of shares of capital stock of such Person having the right to vote for directors under ordinary circumstances, any person controlling, controlled by or under common control with any such person. As used in this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                                                             REVOLVING FACILITY

          "AGENT" has the meaning specified in the introduction to this Agreement.

          "AGGREGATE MAXIMUM COMMITMENT" means $75,000,000 as such amount may be reduced in accordance with SECTION 2.06(a).

          "AGREEMENT" means this Amended and Restated Credit Agreement, as the same may from time to time be amended, supplemented, restated or modified and in effect.

          "APPLICABLE LENDING OFFICE" means, with respect to each Bank, such Bank's Domestic Lending Office in the case of a Base Rate Loan and such Bank's Eurodollar Lending Office in the case of a Eurodollar Rate Loan.

          "APPLICABLE MARGIN" has the meaning specified in SECTION 2.08.

          "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Bank and an Eligible Assignee and accepted by the Agent, in substantially the form of EXHIBIT 9.02 hereto.

          "BANK GROUP" means, collectively, the Agent, the Co-Agent and the Banks.

          "BANK GROUP DERIVATIVES" means any Derivative entered into between the Borrower and any member of the Bank Group.

          "BANKS" has the meaning specified in the introduction to this Agreement.

          "BASE RATE" means, as of any particular date, the rate per annum (rounded upward to the nearest whole multiple of 1/16 of 1% per annum) equal to the greater of (a) the Prime Rate per annum in effect on such day, and (b) the Federal Funds Rate in effect on such day plus 1/2 of 1% per annum.

          "BORROWER" has the meaning specified in the introduction to this Agreement.

          "BORROWING" means a group of Loans of a single Type made by the Banks, or Converted into such, as applicable, on a single date and, in the case of a Eurodollar Rate Loan, as to which a single Interest Period is in effect.

          "BORROWING BASE" means as of the date of determination an amount equal to the amount determined and in effect in accordance with SECTION 2.04.

                                    -2-                     REVOLVING FACILITY

          "BORROWING BASE DEFICIENCY" means, the excess of (i) the Credit Outstanding as of any redetermination of the Borrowing Base pursuant to
SECTION 2.04 over (ii) the Borrowing Base as of such date.

          "BORROWING DATE" means, when used with respect to the initial funding of any Borrowing, the date upon which the proceeds of such Borrowing are to be made available to the Borrower.

          "BORROWING REQUEST" has the meaning specified in SECTION 2.02.

          "BUSINESS DAY" means a day of the year on which banks are not required or authorized to close in New York and, if the applicable Business Day relates to any Eurodollar Rate Loans, on which dealings are carried on in the applicable Eurodollar interbank market.

          "CAPITAL EXPENDITURES" means, as to the Borrower and its Subsidiaries on a consolidated basis and for any period, the expenditures and costs made by the Borrower and its Subsidiaries during such period (whether paid in cash or accrued as liabilities during that period and including that portion of Capital Leases that is capitalized on the consolidated balance sheet of the Borrower and its Subsidiaries) that, in accordance with generally accepted accounting principles consistently applied, are costs incurred in the acquisition or exploration of Oil and Gas Properties, or are required to be included in or reflected by the other property, plant or equipment or similar fixed asset accounts reflected in the consolidated balance sheet of such Person.

          "CAPITAL LEASE" means, as to the Borrower and its Subsidiaries, any lease or rental agreement in respect of which such Person's obligations as lessee under such lease or rental agreement constitute obligations which shall have been in accordance with generally accepted accounting principles consistently applied, capitalized on the balance sheet of such Person.

          "CERCLA" shall have the meaning provided in the definition of "Environmental Laws."

          "CHANGE OF CONTROL" means any of (a) the acquisition by any Person or two or more Persons (excluding underwriters in the course of their distribution of voting stock in an underwritten public offering) acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Security Exchange Act of 1934, as amended) of 35% or more of the outstanding shares of voting stock of the Borrower, (b) 50% or more of the members of the Board of Directors of the Borrower on any date shall not have been (i) members of the Board of Directors of the Borrower on the date 12 months prior to such date or (ii) approved (by recommendation, nomination, election or otherwise) by Persons who constitute at least a majority of the members of the Board of Directors of the Borrower as constituted on the date 12 months prior to such date, (c) all

                                    -3-                     REVOLVING FACILITY
or substantially all of the assets of the Borrower are sold in a single transaction or series or related transactions to any Person or (d) the Borrower merges or consolidates with or into any other Person, with the effect that immediately after such transaction the stockholders of the Borrower immediately prior to such transaction hold less than 75% of the total voting power entitled to vote in the election of directors, managers or trustees of the Person surviving such transaction.

          "CO-AGENT" has the meaning specified in the introduction to this Agreement.

          "COMMITMENT" means as to any Bank, as of the date of determination, an amount equal to such Bank's Commitment Percentage of the lesser of (a) the Aggregate Maximum Commitment, (b) the Reducing Commitment Amount, and (c) the Borrowing Base then in effect.

          "COMMITMENT PERCENTAGE" means, as to any Bank, a percentage determined pursuant to the following formula: (C DIVIDED BY T) x 100 = CP; where C is such Bank's commitment set forth on the signature page of such Bank hereto (without giving effect to any termination of the Commitments pursuant to SECTION 7.01), T is the Aggregate Maximum Commitment (without giving effect to any termination of the Commitments pursuant to SECTION 7.01) and CP is such percentage as modified from time to time to reflect any assignments permitted by SECTION 9.02.

          "COMMITMENT REDUCTION DATE" means each Quarterly Payment Date, commencing September 30, 1999 and continuing through June 30, 2002.

          "CONSOLIDATED TANGIBLE NET WORTH" means, the sum of the par value or stated value of the capital stock (excluding treasury stock), capital in excess of par or stated value of shares of capital stock, retained earnings (or minus accumulated deficit) and any other account which, in accordance with generally accepted accounting principles consistently applied, constitute stockholders' equity of the Borrower and its Subsidiaries determined on a consolidated basis, excluding any effect of foreign currency translation computed pursuant to Financial Accounting Standards Board Statement No. 52, as amended, supplemented or modified from time to time, or otherwise in accordance with generally accepted accounting principles consistently applied LESS the amount of any items which are treated as intangible assets in accordance with generally accepted accounting principles consistently applied.

          "CONVERSION DATE" means, when used with respect to the Conversion of any group of Loans, the date such Loans are to be Converted into Loans of another Type pursuant to SECTION 2.02 or otherwise in accordance with ARTICLE II.

          "CONVERSION NOTICE" has the meaning specified in SECTION 2.02(c).

                                    -4-                     REVOLVING FACILITY

          "CONVERT," "CONVERSION" AND "CONVERTED" each refers to a conversion of Loans of one Type into Loans of another Type pursuant to SECTION 2.02(c) or otherwise in accordance with ARTICLE II.

          "COSTILLA REDECO" means Costilla Redeco Energy, L.L.C., a Texas limited liability company.

          "CREDIT OUTSTANDING" means, at any time, without duplication, the aggregate unpaid principal amount of the Loans.

          "DEFAULT" means an Event of Default or an event which with the giving of notice or the lapse of time or both could, unless cured or waived, become an Event of Default.

          "DEFAULT RATE" has the meaning specified in SECTION 2.08.

          "DERIVATIVES" means, with respect to any Person, foreign exchange transactions and commodity, currency and interest rate swaps, floors, caps, collars, forward sales, options, other similar transactions and combinations of the foregoing.

          "DOLLARS" and "$" each means lawful money of the United States.

          "DOMESTIC LENDING OFFICE" means, with respect to any Bank, the office of such Bank specified as its "Domestic Lending Office" below its name on SCHEDULE I hereto, or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Agent.

          "EBITDA" means, as to the Borrower and its Subsidiaries on a consolidated basis and for any period, the sum of the following: (a) the Net Income for such period, (b) all non-cash charges (such as deferred taxes, depreciation and depletion expense and amortization of intangibles and capitalized debt issuance costs) which were deducted from gross income in determining such Net Income for such period, (c) the amount of Interest Expense which was deducted in the calculation of such Net Income for such period, (d) the amount of income taxes deducted in the calculation of such Net Income for such period, (e) exploration and abandonment costs and (f) extraordinary loss resulting from extinguishment of indebtedness taken into account in determining the Net Income for such period.

          "EFFECTIVE DATE" means the date on which the conditions set forth in ARTICLE III to this Agreement are first satisfied.

          "ELIGIBLE ASSIGNEE" means (i) any Bank or any Affiliate of any Bank; (ii) a commercial bank organized under the laws of the United States, or any state thereof, having deposits

                                    -5-                     REVOLVING FACILITY
rated in either of the two highest generic letter rating categories (without regard to subcategories) from either Standard & Poor's Corporation or Moody's Investors Service, Inc.; (iii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development ("OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD;
(iv) the central bank of any country which is a member of the OECD; (v) any other Person which is an "accredited investor" (as defined in Regulation D of the Securities Act of 1933) that extends credit or buys loans as one of its businesses, including insurance companies mutual funds and lease financing companies; and (vi) any other financial institution approved by the Agent and, so long as no Default exists, the Borrower.

          "ENVIRONMENTAL LAWS" means federal, state or local laws, rules or regulations, and any judicial, arbitral or administrative interpretations thereof, including, without limitation, any judicial, arbitral or administrative order, judgment, permit, approval, decision or determination pertaining to health, safety or the environment in effect at the time in question, including, without limitation, the Clean Air Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act, as amended, the Resource Conservation and Recovery Act, as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendment and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, comparable state and local laws, and other environmental conservation and protection laws. The terms "hazardous substance," "release" and "threatened release" shall have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") shall have the meanings specified in RCRA and the term "oil" shall have the meaning specified in the Oil Pollution Act, as amended ("OPA"); PROVIDED, that (i) in the event either CERCLA, RCRA or OPA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment with respect to all provisions of this Agreement, (ii) to the extent the laws of the state or states in which any Property of the Borrower or its Subsidiaries is located establish a meaning for "hazardous substance," "release," "threatened release," "solid waste," "disposal" or "oil" which is broader than that specified in CERCLA, RCRA or OPA, such broader meaning shall apply.

          "ERISA" means the Employee Retirement Income Security Act of 1974, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time.

          "ERISA AFFILIATE" means any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as the Borrower, (ii) partnership or other trade or business (whether or not incorporated) under

                                    -6-                     REVOLVING FACILITY
common control (within the meaning of Section 414(c) of the Internal Revenue
Code) with the Borrower, (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as the Borrower, any corporation described in clause (i) above or any partnership or trade or business described in clause (ii) above or (iv) other Person required to be aggregated with the Borrower or an ERISA Affiliate thereof, as defined above, pursuant to Section 414(o) of the Internal Revenue Code.

          "EUROCURRENCY LIABILITIES" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System (or any successor category of liabilities under Regulation D), as in effect from time to time.

          "EURODOLLAR EVENT" has the meaning specified in SECTION 2.14(a).

          "EURODOLLAR LENDING OFFICE" means, with respect to any Bank, the office of such Bank specified as its "Eurodollar Lending Office" below its name on SCHEDULE I hereto (or, if no such office is specified, its Domestic Lending Office), or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Agent.

          "EURODOLLAR RATE" means, with respect to each Interest Period for each Eurodollar Rate Loan, (i) the arithmetic average (rounded to the nearest 1/16 of 1%) of the offered quotation to first-class banks in the interbank Eurodollar market by the Agent for US dollar deposits of an amount in same day funds comparable to the outstanding principal amount of the Eurodollar Rate Loan of the Agent for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such Eurodollar Rate Loan, determined as of 10:00 a.m. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period, divided (and rounded upward to the next whole multiple of 1/16 of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency Liabilities.

          "EURODOLLAR RATE BORROWING" means a Borrowing consisting of Eurodollar Rate Loans.

          "EURODOLLAR RATE LOAN" means a Loan that the Borrower has designated, or is deemed to have designated, as such in accordance with
ARTICLE II.

          "EVENTS OF DEFAULT" has the meaning specified in SECTION 7.01.

          "EXCEPTED LIENS" has the meaning specified in SECTION 6.02.

                                    -7-                     REVOLVING FACILITY

          "EXECUTION DATE" means the date upon which this Agreement shall have been executed by the Borrower, the Banks, the Agent and the Co-Agent.

          "EXTENSION REQUEST" has the meaning specified in Section 2.03.

          "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

          "GOVERNMENTAL AUTHORITY" means any nation or government, any federal, state, province, city, town, municipality, county, local or other political subdivision thereof or thereto and any court, tribunal, department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "GUARANTIES" means, as to any Person, all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or, in effect, guaranteeing any Indebtedness, dividend or other obligation, of any other Person (the "primary obligor') in any manner, whether directly or indirectly, including all obligations incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation or (ii) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (c) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation or (d) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

          "HIGHEST LAWFUL RATE" means, as to any Bank, at the particular time in question, the maximum nonusurious rate of interest which, under applicable law, such Bank is then permitted to

                                    -8-                     REVOLVING FACILITY
charge the Borrower on the Loans or the other obligations of the Borrower hereunder, and as to any other Person, at the particular time in question, the maximum nonusurious rate of interest which, under applicable law, such Person is then permitted to charge with respect to the obligation in question. If the maximum rate of interest which, under applicable law, the Banks are permitted to charge the Borrower on the Loans or the other obligations of the Borrower hereunder shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, as of the effective time of such change without notice to the Borrower or any other Person.

          "HYDROCARBON INTEREST" means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, operating rights, net profit interests, production payment interests and other similar types of interests, including any reserved or residual interest of whatever nature.

          "HYDROCARBONS" means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom, and all other substances produced in association therewith.

          "INDEBTEDNESS" of any Person shall mean, without duplication: (a) any obligation of such Person for borrowed money, including: (i) any obligation of such Person evidenced by bonds, debentures, notes or other similar debt instruments and (ii) any obligation for borrowed money which is non-recourse to the credit of such Person but which is secured by any asset of such Person, (b) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (c) any obligation of such Person for the deferred purchase price of any property or services, except accounts payable arising in the ordinary course of such Person's business that have been outstanding less than ninety
(90) days since the due date, (d) all liabilities appearing on its balance sheet in accordance with generally accepted accounting principles in respect of Capital Leases, (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money), (f) liabilities in respect of Derivatives,
(g) Guaranties by such Person to the extent required pursuant to the definition thereof, and (h) any Indebtedness of another Person secured by a Lien on any asset of such first Person, whether or not such Indebtedness is assumed by such first Person.

          "INDENTURE" means that certain indenture by and between the Borrower as issuer and State Street Bank & Trust Company as trustee, pursuant to which Borrower issued the Senior Unsecured Notes.

          "INITIAL COMMITMENT PERIOD" means the period from the Effective Date to September 30, 1999, as such may be extended from time to time pursuant to SECTION 2.03.

                                    -9-                     REVOLVING FACILITY

          "INITIAL RESERVE REPORT" has the meaning specified in SECTION
3.01(e).

          "INTEREST EXPENSE" means, for any period, the aggregate of all interest expense deducted in the calculation of the Net Income for such period excluding amortized loan fees.

          "INTEREST PERIOD" means, for each Eurodollar Rate Loan comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Loan or the date of the Conversion of such Eurodollar Rate Loan, as applicable, and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be 1, 2, 3 or 6 months; PROVIDED, that:

          (i) the Borrower may not select any Interest Period for a Loan that ends after the Maturity Date;

          (ii) Interest Periods commencing on the same date for Loans comprising part of the same Borrowing shall be of the same duration; and

          (iii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, PROVIDED that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

          "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended from time to time (or any successor statute), and the regulations promulgated thereunder.

          "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or capital lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

          "LOAN" has the meaning specified in Section 2.01. Each Loan shall be either a Base Rate Loan or a Eurodollar Rate Loan (each of which shall be a "TYPE" of Loan).

          "LOAN DOCUMENTS" shall mean this Agreement, the Notes, the Security Documents, any agreement evidencing any Bank Group Derivatives, and all other agreements, instruments and documents, including, without limitation, security agreements, notes, warrants, guaranties, mortgages, deeds of trust, subordination agreements, pledges, powers of attorney, consents,

                                    -10-                     REVOLVING FACILITY
assignments, collateral assignments, letter agreements, contracts, notices, leases, amendments, financing statements, letter of credit applications and reimbursement agreements, and all other writings heretofore, now, or hereafter executed by or on behalf of the Borrower or any of its Subsidiaries, any of their respective Affiliates or any other Person in connection with or relating to this Agreement, together with all agreements, instruments and documents referred to therein or contemplated thereby.

          "MAJORITY BANKS" means at any time (a) the Agent, regardless of the amounts held and (b) Banks holding at least seventy-five percent (75%) of the then aggregate unpaid principal amount of the Loans or, if no Loans are outstanding, Banks having Commitment Percentages in the aggregate equal to at least seventy-five percent (75%).

          "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Borrower or any of its Subsidiaries, or (b) the ability of the Borrower or any of its Subsidiaries to perform their obligations under this Agreement and the other Loan Documents, or (c) the validity or enforceability of this Agreement or the other Loan Documents or (d) the value of the Borrower's interest in its Oil and Gas Properties.

          "MATURITY DATE" means August 28, 2002.

          "MORTGAGE" means the Amended and Restated Mortgage-Collateral Real Estate Mortgage, Deed of Trust, Line of Credit Mortgage, Assignment of Production, Security Agreement and Financing Statement of even date herewith executed by the Borrower in favor of the Agent, covering certain of the Borrower's existing Oil and Gas Properties, as same may be amended, supplemented, restated or otherwise modified from time to time.

          "MORTGAGED PROPERTY" means the Property owned by the Borrower which is subject to the Liens, privileges, priorities and security interest existing and to exist under the terms of the Security Documents.

          "MULTIEMPLOYER PLAN" means any employee benefit plan that is a "multiemployer plan," as such term is defined in section 4001(a)(3) of ERISA.

          "NET INCOME" means, for any period, the consolidated net earnings or loss of the Borrower and its Subsidiaries for such period, determined in accordance with generally accepted accounting principles.

          "NET PROCEEDS" means with respect to any sale of an interest in an asset of the Borrower or any of its Subsidiaries (other than sales of Hydrocarbon production in the ordinary course of business and sales of obsolete or worn-out equipment in the ordinary course of business),

                                    -11-                     REVOLVING FACILITY
the gross proceeds thereof received by the Borrower or such Subsidiary (or, if such Subsidiary is not a Wholly Owned Subsidiary a proportionate share of such gross proceeds based upon the Borrower's aggregate direct and indirect ownership interest in such Subsidiary), less the reasonable fees, taxes and expenses paid by the Borrower or such Subsidiary and directly related to the consummation of such transaction.

          "NOTES" means the Revolving Notes of the Borrower payable to the order of each Bank, in substantially the form of EXHIBIT 2.05 hereto, evidencing the aggregate indebtedness of the Borrower to such Bank resulting from the Loans made by such Bank, together with all modifications, extensions, renewals and rearrangements thereof from time to time in effect.

          "OBLIGATIONS" means all obligations, Indebtedness and liabilities of the Borrower or any of its Subsidiaries to any member of the Bank Group, now existing or hereafter arising under or in connection with any Loan Document, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including the obligations, Indebtedness and liabilities of the Borrower under the Notes or otherwise pursuant to the terms of the other Loan Documents, and all interest accruing thereon (including any interest that accrues after the commencement of any proceeding by or against the Borrower or any other Person under any bankruptcy, insolvency, liquidation, moratorium, receivership, reorganization or other debtor relief law) and all attorneys' fees and other expenses incurred in the collection or enforcement thereof.

          "OIL AND GAS PROPERTIES" means Hydrocarbon Interests; the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority have jurisdiction) which may affect all or any portion of the Hydrocarbon Interests; all operating agreements, contracts and other agreements which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interest; all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, the lands covered thereby and all oil in tanks and all rents, issues, profits, proceeds, products, revenues and other income from or attributable to the Hydrocarbon Interests; all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests, Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries,

                                    -12-                     REVOLVING FACILITY
fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

          "OTHER BENEFIT PLAN" means any employee benefit plan, within the meaning of Section 3(3) of ERISA, employment or other compensation plan, program or contract, including, without limitation, a "cafeteria plan" under
Section 125 of the Internal Revenue Code, under any of which the Borrower or any ERISA Affiliate or Subsidiary has any liability or obligation, but excluding any Pension Plan or Multiemployer Plan.

          "OTHER TAXES" has the meaning specified in SECTION 2.12.

          "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereto.

          "PENSION PLAN" means any employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code, and in respect of which the Borrower, or any ERISA Affiliate. or Subsidiary is an "employer" as defined in Section 3(5) of ERISA or has any liability or obligations.

          "PERMITTED INVESTMENTS" means any of the following investments: (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (PROVIDED that the full faith and credit of the United States of America is pledged in support thereof) having a maturity not exceeding thirty (30) days from the date of acquisition; (b) time deposits and certificates of deposit of any commercial bank of recognized standing having capital and surplus in excess of $500,000,000, PROVIDED that the long-term senior unsecured debt of such bank is rated at least A+ or the equivalent thereof by Standard & Poor's Rating Group (a division of McGraw Hill) ("S&P") or at least A1 or the equivalent thereof by Moody's Investor Services, Inc. ("MOODY'S"), having a maturity not exceeding thirty (30) days from the date of acquisition; (c) commercial paper issued by the parent corporation of any commercial bank or by any domestic corporation, PROVIDED that such commercial paper is rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, having a maturity not exceeding thirty (30) days from the date of acquisition; and (d) investments in money market funds having a rating in the highest rating category by S&P or Moody's for which Bankers Trust Company or any Affiliates is investment manager or advisor.

          "PERSON" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other entity, or Governmental Authority.

                                    -13-                     REVOLVING FACILITY

          "PRIME RATE" means, the rate per annum which BTCo announces from time to time as its "prime lending rate," the Prime Rate to change when and as such prime lending rate changes. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BTCo may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

          "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

          "PROVED PRODUCING RESERVES" means Proved Reserves that are recoverable from existing wells with current operating methods and expenses and are producing.

          "PROVED RESERVES" means recoverable Hydrocarbon reserves that have been proved to a high degree of certainty by analysis of the producing history of a reservoir and/or by volumetric analysis of adequate geological and engineering data. Commercial productivity has been established by actual production, successful testing, or in certain cases by favorable core analyses and electrical-log interpretation when the producing characteristics of the formation are known from nearby fields.

          "QUARTERLY PAYMENT DATE" means the last Business Day of each of September, December, March and June.

          "REDUCING COMMITMENT AMOUNT" means, from the Effective Date until the day immediately prior to the first Commitment Reduction Date, the amount of the then effective Borrowing Base, and at any time thereafter, the amount of the Borrowing Base in effect as of the day immediately prior to the first Commitment Reduction Date as such amount is reduced pursuant to SECTION 2.06(b).

          "REGISTER" has the meaning specified in SECTION 9.02.

          "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System (respecting margin credit extended by banks), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

          "REGULATION X" means Regulation X of the Board of Governors of the Federal Reserve System (respecting borrowers who obtain margin credit) as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

          "REPORTABLE EVENT" means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder.

                                    -14-                     REVOLVING FACILITY

          "REQUIREMENTS OF ENVIRONMENTAL LAWS" means the requirements of any applicable Environmental Law relating to or affecting the Borrower or any of its Subsidiaries or the condition or operation of such Person's business or its properties, both real and personal.

          "REQUIREMENTS OF LAW" shall mean any applicable federal, state or local law, rule or regulation, permit or other binding determination of any Governmental Authority.

          "RESERVE REPORT" means each of the Initial Reserve Report and each report delivered to the Agent and the Banks under SECTION 5.10(a) or 5.10(b).

          "RESPONSIBLE OFFICER" means, as to any Person, the Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer of such Person, or any employee of such Person designated in writing as a Responsible Officer by the Chief Executive Officer of such Person.

          "RESTRICTED DISBURSEMENT" means, as to any Person, any: (a) loan or advance to or investment in any other Person, or any commitment to make such a loan, advance or investment in any other Person; (b) acquisition by such Person of or investments by such Person in the debt of or equity of, and any capital contribution (including capital contributions by transfer of assets or services) by such Person to, another Person; (c) purchase, redemption or exchange of any shares of any class of capital stock of such Person or any options, rights or warrants to purchase any such stock or setting aside funds for any such purpose; (d) declaration or payment of any dividends on shares of any class of capital stock of such Person (other than dividends payable in capital stock, or rights to acquire capital stock, of such Person); (e) distribution to a sinking fund or other payment or distribution made to or for the benefit of any holders of the capital stock of such Person with respect to such capital stock (other than distributions payable in capital stock, or rights to acquire capital stock, of such Person) or setting aside funds for any such purpose; and (f) payment, purchase or redemption by such Person of Indebtedness owing by such Person to any of its Affiliates.

          "SCHEDULED REDETERMINATION DATE"  has the meaning specified in
SECTION 2.04(d).

          "SEC" means the Securities and Exchange Commission.

          "SECURITY DOCUMENTS" means the Mortgage, the Acquisition Mortgage and, when executed and delivered, as each may be amended from time to time, and any other security agreement or pledge agreement, hypothecation agreement, fixed charge agreement, floating charge agreement, deed of trust, mortgage or any other agreement, in form and substance satisfactory to the Agent and the Majority Banks, executed and delivered by the Borrower or any other Person in connection with or pursuant to this Agreement for the purpose of creating a Lien on any of its property or assets, as it may be modified or amended from time to time.

                                    -15-                     REVOLVING FACILITY

          "SENIOR UNSECURED NOTES" means the $100,000,000 of Senior Unsecured Notes due 2006 issued under the Indenture.

          "SUBSIDIARY" means, as to any Person, any other Person in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such other Person, and any partnership or joint venture if either (i) more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or (ii) such Person or one or more of its Subsidiaries is a general partner in such partnership or joint venture.

          "TAXES" has the meaning specified in SECTION 2.12(a).

          "TOTAL COMMITMENT" means, as of any date, an amount equal to the sum of the Banks' Commitments, as of such date.

          "TYPE" has the meaning set forth in the definition of Loan.

          "UNSCHEDULED REDETERMINATION" has the meaning specified in Section 2.04(d).

          "UNSCHEDULED REDETERMINATION DATE" has the meaning specified in
SECTION 2.04(d).

          "WHOLLY OWNED SUBSIDIARY" means any Subsidiary of the Borrower of which all the outstanding voting securities normally entitled to vote in the election of directors are owned, directly or indirectly, by the Borrower.


                                    -16-                     REVOLVING FACILITY